WLRK 6/19/97
                                                          EXECUTION COPY












                      _____________________________________


                      ATLANTIC GULF COMMUNITIES CORPORATION

                                      -AND-

                            THE SUBSIDIARIES SET FORTH
                          ON THE SIGNATURE PAGES HEREOF

                       ____________________________________







                                SECURED AGREEMENT






                           DATED AS OF FEBRUARY 7, 1997
                     AMENDED AND RESTATED AS OF MAY 15, 1997







                                TABLE OF CONTENTS


                                                                    Page

         SECTION 1.  DEFINITIONS.................................     1

                     1.1    Defined Terms........................     1
                     1.2    Other Definitional Provisions........    23


         SECTION 2.  ISSUANCE AND TERMS OF SECURED INSTRUMENT....    24

                     2.1    Secured Instrument...................    24
                     2.2    Payment of Secured Instrument........    24
                     2.3    Conversion of Secured Instrument
                              into
                              Preferred Stock....................    25
                     2.4    Interest Rates and Interest
                              Payment Dates......................    26
                     2.5    Computation of Interest and Fees.....    26
                     2.6    Pro Rata Treatment and Payments......    26
                     2.7    Taxes................................    27
                     2.8    Use of Proceeds......................    27
                     2.9    Fees.................................    27
                     2.10   Maximum Interest Rate................    27


         SECTION 3.  COLLATERAL..................................    28

                     3.1    Liens in Subsidiary Stock,
                              Contract Receivables, Real Property
                              and Personal Property..............    28
                     3.2    Security Documents...................    29
                     3.3    Section 365(j) Property..............    33
                     3.4    [intentionally omitted]..............    33
                     3.5    Subordinations and Releases of
                              Mortgage and Related Personal
                              Property Liens.....................    33
                     3.6    Subsidiary Guaranties................    34
                     3.7    Special Purpose Subsidiary...........    35


         SECTION 4.  REPRESENTATIONS AND WARRANTIES..............    37

                     4.1    Financial Condition..................    37
                     4.2    No Material Adverse Change...........    39
                     4.3    Corporate Existence; Complianc
                              with Law...........................    39








                                                                    Page


                     4.4    Corporate Power; Authorization;
                              Enforceable Obligations............    40
                     4.5    No Legal Bar.........................    41
                     4.6    No Material Litigation...............    41
                     4.7    No Default...........................    41
                     4.8    Ownership of Property; Liens.........    42
                     4.9    Intellectual Property................    42
                     4.10   Taxes................................    42
                     4.11   Federal Regulations..................    42
                     4.12   ERISA................................    43
                     4.13   Investment Company Act; Other
                              Regulations........................    44
                     4.14   Subsidiaries and Joint Ventures......    44
                     4.15   Environmental Matters................    44
                     4.16   Indebtedness.........................    45
                     4.17   Contingent Obligations...............    46
                     4.18   Restitution Program and Final
                              Judgment...........................    46
                     4.19   Certain Fees.........................    46
                     4.20   Disclosure...........................    46
                     4.21   Insurance............................    47
                     4.22   Total Real Property Matters..........    47
                     4.23   Reorganization Proceedings...........    47
                     4.24   Excluded Subsidiaries; Unrestricted
                              Subsidiaries.......................    47
                     4.25   [intentionally omitted]..............    47
                     4.26   Bank Accounts........................    47
                     4.27   Utility Fund Trusts..................    48
                     4.28   [intentionally omitted]..............    48
                     4.29   SPUD Subsidiaries....................    48
                     4.30   DRI and Zoning.......................    48


         SECTION 5.  CONDITIONS PRECEDENT........................    48

                     5.1    Conditions to Issuance...............    48
                     5.2    [intentionally omitted]..............    53


         SECTION 6.  AFFIRMATIVE COVENANTS.......................    53

                     6.1    Financial Statements.................    54
                     6.2    Certificates; Other Information......    56
                     6.3    Payment of Obligations...............    58
                     6.4    Conduct of Business and Maintenance
                              of Existence.......................    58
                     6.5    Maintenance of Property; Insurance...    58
                     6.6    Inspection of Collateral; Books and
                              Records; Appraisals................    59








                                                                    Page


                     6.7    Notices..............................    59
                     6.8    Environmental Laws...................    60
                     6.9    Business Plan........................    61
                     6.10   Compliance with Other Transaction
                              Documents..........................    61
                     6.11   Dividends from Subsidiaries..........    61
                     6.12   Supplemental Reports Regarding
                              Real Property......................    62
                     6.13   Compliance with Laws.................    62
                     6.14   Other Notices........................    62
                     6.15   The Company Operating Account Control
                              Agreement..........................    62
                     6.16   Foothill Reports.....................    63


         SECTION 7.  NEGATIVE COVENANTS..........................    63

                     7.1    Maintenance of Consolidated
                              Net Worth; Interest Charge
                              Coverage Ratio.....................    63
                     7.2    Limitation of Indebtedness...........    64
                     7.3    Limitation on Liens..................    66
                     7.4    Limitation on Guarantee Obligations..    67
                     7.5    Limitations on Fundamental Changes...    68
                     7.6    Limitation on Sale of Assets.........    68
                     7.7    Limitation on Dividends..............    69
                     7.8    Limitation on Capital Expenditures...    69
                     7.9    Limitation on Investments, Loans,
                              and Advances.......................    70
                     7.10   Limitation on Optional Payments and
                              Modifications of Debt Instruments..    71
                     7.11   Transactions with Affiliates.........    71
                     7.12   Sale and Leaseback...................    72
                     7.13   Fiscal Year..........................    72
                     7.14   Limitation on Negative Pledge
                              Clauses............................    72
                     7.15   Deviation from Business Plan.........    72
                     7.16   Unsold Housing Inventory.............    72
                     7.17   Limitation of Bank Accounts..........    72
                     7.18   Venture Subsidiaries and Joint
                              Ventures...........................    73
                     7.19   Excluded Subsidiaries;
                              Unrestricted Subsidiaries..........    73


         SECTION 8.  EVENTS OF DEFAULT; REMEDIES.................    73

                     8.1    Events of Default; Remedies..........    73









                                                                    Page


         SECTION 9.  THE COLLATERAL AGENT........................    77

                     9.1    [intentionally omitted]..............    77
                     9.2    Appointment of Collateral Agent......    77
                     9.3    [intentionally omitted]..............    78
                     9.4    Delegation of Duties.................    78
                     9.5    Exculpatory Provisions...............    79
                     9.6    Reliance by the Obligee..............    79
                     9.7    Notice of Default....................    80
                     9.8    Non-Reliance on Collateral Agent.....    80
                     9.9    Indemnification......................    81
                     9.10   [intentionally omitted]..............    81
                     9.11   [intentionally omitted]..............    81
                     9.12   Successor Collateral Agent...........    81


         SECTION 10. MISCELLANEOUS...............................    82
                     10.1   Amendments and Waivers...............    82
                     10.2   Notices..............................    82
                     10.3   No Waiver; Cumulative Remedies.......    84
                     10.4   Survival of Certain Provisions.......    84
                     10.5   Payment of Expenses and Taxes........    85
                     10.6   Successors and Assigns;
                              Participations; Purchasing Obligee.    86
                     10.7   Adjustments; Setoff..................    89
                     10.8   Appointment of the Obligee
                              as the Company's Lawful Attorney...    90
                     10.9   Counterparts.........................    90
                     10.10  Severability.........................    90
                     10.11  Integration..........................    90
                     10.12  GOVERNING LAW........................    90
                     10.13  SUBMISSION TO JURISDICTION;
                              WAIVERS............................    91
                     10.14  Acknowledgments......................    92
                     10.15  WAIVERS OF JURY TRIAL................    92
                     10.16  Confidentiality......................    92
                     10.17  Controlling Agreement................    93


         SECTION 11  THE CO-MAKERS...............................    93
                     11.1   Certain Defined Terms................    93
                     11.2   All Co-Makers Liable.................    93
                     11.3   Limitation on Obligations
                            of Subsidiaries; Contribution
                            among Subsidiaries...................    94
                     11.4   Liability of Co-Makers
                            Absolute.............................    94
                     11.5   Waivers by Co-Maker..................    97








                                                                    Page


                     11.6   Payment by Mortgagor
                            Subsidiaries; Application of
                            Payments.............................    98
                     11.7   Co-Makers' Rights of
                            Subrogation, Contribution, Etc.......    99
                     11.8   Subordination of Other Obligations...   100
                     11.9   Expenses.............................   100
                     11.10  Continuing Agreement.................   100
                     11.11  Authority of the Co-Makers...........   100
                     11.12  Financial Condition of the Company...   100
                     11.13  Rights Cumulative....................   101
                     11.14  Bankruptcy; Post-Petition Interest;
                            Reinstatement of Agreement...........   101
                     11.15  Setoff...............................   102


         SECTION 12. MISCELLANEOUS...............................   102
                     12.1   Acknowledgement Regarding
                            Certain Environmental Obligations....   102









































                                    SCHEDULES


         Schedule E-1       Excluded Subsidiaries
         Schedule N-1       Net Cash Flow
         Schedule N-2       Net Operating Cash Flow
         Schedule P-1       Principal Raw Land
         Schedule U-1       Unrestricted Subsidiaries
         Schedule V-1       Venture Subsidiaries
         Schedule 4.1       Additional Liabilities of the Company; Pur-
                            chases and Dispositions by the Company
         Schedule 4.2       Material Adverse Effect
         Schedule 4.4       Consents and Authorizations
         Schedule 4.5       Certain Contractual Obligations
         Schedule 4.6       Litigation
         Schedule 4.7       Defaults
         Schedule 4.10      Tax
         Schedule 4.12      ERISA
         Schedule 4.14(A)   Subsidiaries
         Schedule 4.14(B)   Joint Ventures
         Schedule 4.15      Hazardous Materials
         Schedule 4.16      Indebtedness
         Schedule 4.17      Guaranties
         Schedule 4.21      Insurance
         Schedule 4.24      Unrestricted Subsidiaries' Assets and Busi-
                            nesses
         Schedule 4.26      Bank Accounts
         Schedule 4.29      SPUD Subsidiaries
         Schedule 4.30      Representations and Warranties regarding DRI
                            and Zoning Matters
         Schedule 5.1(k)    Real Property Matters
         Schedule 7.3       Liens
         Schedule 7.17      Restricted Bank Accounts



























                                     EXHIBITS


         Exhibit A-1        Form of Deed of Trust
         Exhibit B-1        Form of Mortgage and Security Agreement
         Exhibit C-1        Form of Secured Instrument
         Exhibit D-1        Form of Deposit Account Security Agreement
         Exhibit E-1        Form of Due Diligence Fee Agreement
         Exhibit F-1        Form of Monthly Management Business Plan
                            Update
         Exhibit G-1        Form of Land Sales Report
         Exhibit H-1        Form of Junior Assignment of Notes and Deeds
                            of Trust
         Exhibit H-2        Form of Junior Assignment of Notes and Mort-
                            gages
         Exhibit I-1        Form of Intercreditor Agreement
         Exhibit J-1        Form of Joint Venture Pledge Agreement
         Exhibit P-1        Form of Personal Property Security Agreement
         Exhibit R-1        Copy of Reorganization Plan
         Exhibit S-1        Form of Stock Pledge Agreement
         Exhibit S-2        Form of Subsidiary Guaranty







































                   THIS SECURED AGREEMENT, dated as of February 7, 1997 and amended and restated as of May 15, 1997, among ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation (the "Company"), the Subsidiaries of the Company named on the signa-ture pages hereof (the "Subsidiaries," and together with the Company, the "Co-Makers"), AP-AGC, LLC, a Delaware limited li-ability company (the "Obligee") and the entities named as col-lateral agent on the signature pages hereof as collateral agents for the Obligee (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to col-lectively as "Collateral Agent").

                                     RECITALS

                   WHEREAS, in accordance with an Investment Agreement between the Company and the Obligee dated as of the date hereof, the Co-Makers desire to be able to borrow up to $10,000,000 from the Obligee on the terms hereinafter set forth and the Obligee is willing, on the terms and subject to the conditions set forth in this Agreement, to commit to lend up to $10,000,000 to the Co-Makers; and

                   WHEREAS, the Obligee has agreed, on the terms and subject to the conditions set forth in the Investment Agreement, to purchase preferred stock to be issued by the Company and, whether or not the Co-Makers have borrowed from the Obligee under this Agreement, this Agreement provides for the issuance of an instrument which will evidence certain secured repurchase obligations of the Company and the other Co-Makers in respect of such preferred stock and certain other obligations of the Company and the other Co-Makers, and sets forth certain obligations of the Co-Makers to Obligee relating to such preferred stock and the rights of the Obligee and obligations of the Co-Makers; and

                   WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Obligee under the In-vestment Agreement.

                                    AGREEMENT

                   NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.  DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the fol-lowing terms shall have the following meanings:







                   "Administrative Claims":  as defined in Article I of
              the Reorganization Plan.

                   "Affiliate":  with respect to any Person, (a) any
              other Person which is a Subsidiary of such Person, (b) any other Person (and each Subsidiary thereof) of which such Person is a Subsidiary, and (c) any other Person which is under common control with such Person.

                   "AG Asia":  Atlantic Gulf Asia Holdings N.V., a Neth-
              erlands Antilles corporation.

                   "Agreement":  this Secured Agreement, as amended,
              supplemented or otherwise modified from time to time.

                   "Annual Net Income":  income as shown on the consoli-
              dated statements of income provided by the Company under
              Section 6.1, but in no event less than 0.

                   "Assignments":  the Junior Assignment of Notes and
              Deeds of Trust and the Junior Assignment of Notes and Mortgages, in the form of Exhibits H-1 and H-2 respec-tively, to be executed on or before the Issuance Date, as the same may be amended, supplemented or otherwise modi-fied from time to time.

                   "Bank Accounts":  any and all deposit accounts, money
              market accounts and any other deposits and investments of the Company or any Subsidiary held in any bank or other financial institution, any brokerage firm or any other Person and all money, instruments, securities, documents and other investments held pursuant thereto, whether now existing or owned or hereafter created or acquired (exclu-sive of all but the residual, remainder or beneficial in-terest of the Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Account and all other escrow, restricted, custodial and fiduciary accounts the pledge of which by the Company or any Subsidiary is pro-hibited by agreements existing on the date hereof or by law as set forth in Schedule 7.17, which may be amended from time to time by written notice to the Obligee to in-clude other restricted accounts).

                   "Bankruptcy Code":  Title 11 of the United States
              Code entitled "Bankruptcy" from time to time in effect, or any successor statute.

                   "Bankruptcy Court":  the United States Bankruptcy
              Court for the Southern District of Florida or if such










              court ceases to exercise jurisdiction over the Reorganiza-tion Proceedings, the court that exercises jurisdiction over the Reorganization Proceedings in lieu of the United States Bankruptcy Court for the Southern District of Florida.

                   "Beige Book":  the book prepared by the Company dated
              December 1994, setting forth the estimated fair market value of the Real Property of the Company and its Subsid-iaries.

                   "Book Value":  with respect to a specified asset of a
              specified Person, the carrying value of the specified as-set on the balance sheet of such Person prepared in ac-cordance with GAAP and delivered to the Obligee from time to time pursuant to the Transaction Documents.

                   "Borrowing Base":  as defined in the Revolving Loan
              Agreement.

                   "Business Day":  any day excluding Saturday, Sunday
              and any day which either is a legal holiday under the laws of the States of California or New York or is a day on which banking institutions located in the States of Cali-fornia or New York are authorized or required by law or other governmental action to close.

                   "Business Plan":  as of the Issuance Date and until a
              new Business Plan is delivered to the Obligee in ac-cordance with Section 6.9, the business plan of the Com-pany and its Subsidiaries dated October 23, 1996, and thereafter the business plan of the Company and its Sub-sidiaries delivered to and approved by the Obligee in De-cember of each year in accordance with Section 6.9.

                   "Capital Stock":  with respect to any Person, any and
              all shares, interests, or other equivalents (however des-ignated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to pur-chase any of the foregoing.

                   "Cash Collateral Accounts":  any and all accounts
              that Collateral Agent, for the benefit of the Obligee, may from time to time require to be established and maintained with financial institutions reasonably satisfactory to Obligee and pledged to Collateral Agent pursuant to cash collateral account agreements in form and substance rea-sonably satisfactory to Obligee.










                   "Cash Equivalents":  (a) securities issued or di-
              rectly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition, (b) time deposits and certificates of de-posit having maturities of not more than 90 days from the date of acquisition issued by any domestic commercial bank, or non-domestic commercial bank provided that such non-domestic commercial bank shall have offices in the United States, having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause
              (b) above, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Ser-vice, Inc. or which is issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 (or any holding company thereof) and, in any such case, maturing within 90 days after the date of acquisition.

                   "Certificate of Designation":  means the "Series A
              Preferred Stock Certificate of Designation," as defined in the Investment Agreement.

                   "Claims Disbursement Account":  the segregated ac-
              count established for purposes of holding funds borrowed to pay Administrative Claims, Priority Claims and Conve-nience Class Claims pursuant to Sections 3.2.4 and 8.1.1 of the Reorganization Plan.

                   "Code":  the Internal Revenue Code of 1986, as
              amended from time to time.

                   "Collateral":  as defined in Section 3.1.

                   "Collateral Agent":  Foothill Capital Corporation and
              The Bank of New York, each solely in its individual capacity as collateral agent for the Obligee under the Security Documents, and their respective successors in such capacity. Unless otherwise agreed, Foothill Capital Corporation and its successors shall serve as Collateral Agent with respect to properties in which pursuant to the Intercreditor Agreement the holders of the Foothill Debt hold a senior lien and The Bank of New York and its successors shall serve as Collateral Agent with respect to properties in which pursuant to the Intercreditor Agreement the Obligee holds a senior lien.










                   "Commercial Real Estate":  all Real Property of the
              Company and its Subsidiaries (including condominium and cooperative units), other than Real Property reserved for sale as single residential homes or lots.

                   "Commercial Receivables":  all promissory notes and
              mortgages and deeds of trust payable to, or held by, the Company or any Subsidiary, and all other documents, in-struments and agreements executed in connection therewith, whether currently existing or hereafter created or ac-quired, arising from the sale of single family homesites or arising from the sale of other Real Property and all cash and non-cash proceeds thereof.

                   "Commonly Controlled Entity":  an entity, whether or
              not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                   "Company Operating Account" means that certain de-
              posit account number 6189189013641 maintained by the Com-pany with Sun Trust Bank, Miami, N.A. or such other de-posit account maintained by the Company at a financial institution reasonably satisfactory to Obligee.

                   "Company Operating Account Control Agreement" means a
              written agreement which may in the future be executed among the Company, the Collateral Agent, the "Collateral Agent" under the Foothill Loan Documents, and Operating Account Bank, with respect to the Company Operating Account, in form and substance reasonably satisfactory to the Obligee, pursuant to which Operating Account Bank acknowledges the security interests granted by the Company to the Collateral Agent for the benefit of the Obligee in the Company Operating Account, waives rights of setoff with respect to the Company Operating Account, and agrees to act upon the instructions of the Collateral Agent with respect to the disposition of funds in the Company Operating Account should Operating Account Bank receive such instructions from the Collateral Agent. The Company Operating Account Control Agreement will be executed and delivered by the Company upon request of Obligee and in any event will be executed and delivered by the Company in the event it enters into a similar agreement for the benefit of the holders of the Foothill Debt.

                   "Condemnation Awards":  any and all proceeds (includ-
              ing proceeds in the form of promissory notes or other









              agreements for the payment of proceeds) from (i) the tak-ing by eminent domain, condemnation or otherwise, or ac-quisition pursuant to contract, of any property of the Company or any Subsidiary by the United States of America, the State of Florida or any political subdivision thereof, or any agency, department, bureau, board, commission or instrumentality of any of them, including any award and/or other compensation awarded to or for the benefit of, or received by or on behalf of, the Company or GDU, whether as a result of litigation, arbitration, settlement or oth-erwise, or (ii) any sale by the Company or any Subsidiary of a water and utility system to a Person, whether now owned or hereafter created or acquired.

                   "Confirmation Order":  the order entered on March 27,
              1992, by the Bankruptcy Court, confirming the Reorganiza-tion Plan.

                   "Consolidated Net Worth":  at any particular date,
              all amounts which, in accordance with GAAP, would be in-cluded as Shareholders' Equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries at such date.

                   "Contractual Obligation":  with respect to any Per-
              son, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which that Person is a party or by which it or any of its property is bound.

                   "Convenience Class Claims":  as described in Subsec-
              tion 2.13 of the Reorganization Plan.

                   "Deed of Trust":  the Junior Deed of Trust and Secu-
              rity Agreement to be executed on or before the Issuance Date and from time to time thereafter between the Company or a Subsidiary and Collateral Agent, in the form of Ex-hibit A-1, as the same be amended, supplemented or oth-erwise modified from time to time, pursuant to which the Company and Subsidiaries grant a security interest in the Real Property located in Tennessee (and such other juris-dictions where "deeds of trust" are used to encumber real property) and related Personal Property of the Company or Subsidiaries to Collateral Agent, for the benefit of the Obligee as required by this Agreement.

                   "Default":  any of the events specified in Section
              8.1, whether or not any requirement for the giving of no-tice, the lapse of time, or both, or any other condition, has been satisfied.









                   "Default Rate":  has the meaning assigned that term
              in Section 2.4(b).

                   "Deposit Account Security Agreement":  the Deposit
              Account Security Agreement, in the form of Exhibit D-1, to be executed by the Company and each of its Subsidiaries in favor of Collateral Agent on or before the Issuance Date, for the benefit of the Obligee, as the same may be amended, supplemented or otherwise modified from time to time.

                   "Dollars" and "$":  dollars in lawful currency of the
              United States of America.

                   "Due Diligence Fee Agreement":  the Due Diligence Fee
              Agreement, in the form of Exhibit E-1, to be executed by the Company and the Obligee, providing among other things for payment of a fixed due diligence and investment analy-sis fee on the last day of each calendar month as compen-sation for the due diligence and investment analysis ser-vices described therein.

                   "Environmental Laws":  any and all applicable Fed-
              eral, state, local or municipal laws, rules, orders, regu-lations, statutes, ordinances, codes, decrees or require-ments of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concern-ing environmental protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

                   "ERISA":  the Employee Retirement Income Security Act
              of 1974, as amended from time to time.

                   "Event of Default":  any of the events specified in
              Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condi-tion, has been satisfied.

                   "Excluded Property":  (a) the Capital Stock of Gen-
              eral Development Acceptance Corporation and GDV Financial Corporation, (b) 34% of the Capital Stock of AG Asia, (c) all money or property now or hereafter deposited into a Reserve Account pursuant to the Reorganization Plan (ex-clusive of the residual, remainder or beneficial interests of the Company and its Subsidiaries therein), (d) any por-tions of payments made on Homesite Contracts Receivable which are, as a matter of law or pursuant to such Homesite Contracts Receivable, required to be placed in a re-stricted account for the payment of utility charges or









              paid toward real estate taxes on the lots subject to the respective Homesite Contracts Receivable giving rise to such payments, and (e) the Trust Property.

                   "Excluded Subsidiaries":  the direct or indirect sub-
              sidiaries of the Company listed on Schedule E-1.

                   "Financing Lease":  any lease of property, real or
              personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capital-ized on a consolidated balance sheet of the Company and Subsidiaries.

                   "Foothill Debt":  Indebtedness outstanding under the
              Foothill Loan Documents.

                   "Foothill Loan Documents":  means, collectively, (i)
              the Revolving Loan Agreement, (ii) the "Loan Documents," as defined in the Revolving Loan Agreement, (iii) the Se-cured Floating Rate Note Agreement, and (iv) the "Secured Floating Rate Note Documents," as defined in the Secured Floating Rate Note Agreement, each of the foregoing as in effect on the date hereof.

                   "GAAP":  generally accepted accounting principles set
              forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determi-nation; provided that calculations in connection with the definitions, covenants and other provisions of this Agree-ment shall utilize accounting principles and policies in conformity with those used to prepare the financial state-ments referred to in Section 4.1.

                   "GDC":  General Development Corporation, a Delaware
              corporation, under which name the Company was formerly known.

                   "GDU":  the Company's Subsidiary, General Development
              Utilities, Inc., a Florida corporation.

                   "Governmental Authority":  any nation or government,
              any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regu-latory or administrative functions of, or pertaining to, government.









                   "Guarantee Obligation":  as to any Person (the "guar-
              anteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) as to which the guaranteeing person has issued a reimbursement, counter indemnity or similar obli-gation, in either case guaranteeing or in effect guaran-teeing any Indebtedness, leases, dividends or other obli-gations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether di-rectly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property con-stituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or other-wise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or ser-vices primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; pro-vided, however, that, as used herein, the term "Guarantee Obligation" shall neither include endorsements of instru-ments for deposit or collection in the ordinary course of business, nor constitute Indebtedness. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embody-ing such Guarantee Obligation, unless such primary obliga-tion and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably antici-pated liability in respect thereof as reasonably deter-mined by the Company in good faith.

                   "Hazardous Materials":  any hazardous materials, haz-
              ardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or un-der any Environmental Law.

                   "Homesite Contracts Receivable":  all contracts for
              deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created









              or acquired, pursuant to which the Company or any Subsid-iary has the right to receive payment in any form whatso-ever for the sale of single-family homesites (excluding Commercial Receivables), including any and all accounts, contract rights, chattel paper, general intangibles and unpaid seller's rights, relating to the foregoing or aris-ing therefrom, reserves and credit balances arising there-under and cash and non-cash proceeds of any and all of the foregoing.

                   "Homesite Program":  as defined in Article I of the
              Reorganization Plan.

                   "Housing Inventory":  as at any date, the amount that
              would be set forth under "housing units completed or under construction" or other similar entry in the notes to a consolidated balance sheet of the Company and its Subsid-iaries prepared at such date in accordance with GAAP.

                   "Indebtedness":  of any Person at any date, (a) all
              indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than incurred in the ordinary course of business and pay-able in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instru-ment, (b) all obligations (contingent or otherwise) of such Person arising out of letters of credit issued for the account or upon the application of such Person, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person may have not assumed or otherwise become liable for the payment thereof, and
              (f) the Unsecured Cash Flow Notes. As used herein, the term "Indebtedness" shall not include Guarantee Obliga-tions.

                   "Insolvency":  with respect to any Multi-employer
              Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                   "Insolvent":  pertaining to a condition of Insol-
              vency.

                   "Intellectual Property":  as defined in Section 4.9.

                   "Intercreditor Agreement":  that certain Intercredi-
              tor Agreement dated as of June 23, 1997 by and between the Obligee, the Collateral Agent, the lenders party to the









              Foothill Loan Documents, and the collateral agents for such lenders, in the form of Exhibit I-1, as such agree-ment may be supplemented, amended or otherwise modified from time to time.

                   "Interest Charges":  means, with respect to any pe-
              riod, the sum (without duplication) of the following (eliminating all intercompany items required to be elimi-nated in the course of preparing consolidated financial statements for the Company and its Subsidiaries in ac-cordance with GAAP) (a) all interest in respect of the Indebtedness of the Company and its Subsidiaries (includ-ing imputed interest on Financing Leases) deducted in de-termining consolidated net income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of consolidated net income for such period.

                   "Interest Charges Coverage Ratio":  at any time, the
              ratio of (a) Net Operating Cash Flow for the period of four fiscal quarters ending on, or most recently ended prior to, such time, taken as a whole, to (b) Interest Charges for such period.

                   "Interest Payment Date":  the last day of each calen-
              dar month to occur while any obligation evidenced by the Secured Instrument is outstanding.

                   "Investment Agreement":  that certain Investment
              Agreement of even date herewith by and between the Company and the Obligee, providing among other things for the ex-ecution and delivery of this Agreement and the issuance of the Preferred Stock.

                   "Investments":  any and all promissory notes, Capital
              Stock (other than Subsidiary Stock), bonds, debentures and securities, held by the Company or any Subsidiary, whether now owned or hereafter acquired.

                   "Issuance Date":  the date on or before June 24, 1997
              upon which all of the conditions set forth in Section 5 have been met or waived by the Obligee in its sole discre-tion and the Secured Instrument is issued.

                   "Joint Ventures":  collectively, (a) the joint ven-
              tures identified on Schedule 4.14(B), and (b) any other partnership, joint venture, limited liability company, or other entity in which a Subsidiary acquires, after the date hereof and as permitted under Section 7.9(g) and 7.18, equity interests therein representing 50% or less of









              such entity's contributed capital; and "Joint Venture" means any one of them.

                   "Joint Venture Pledge Agreement":  the Junior Joint
              Venture Pledge Agreement in the form of Exhibit J-1, to be executed by each of the Venture Subsidiaries and Collat-eral Agent on or before the Issuance Date, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Venture Subsidiaries pledge all of their right, title, and interest in and to the Joint Ventures to Collateral Agent for the benefit of the Obligee.

                   "JV Real Property":  any and all real property and
              fixtures and interests in real property and fixtures now owned or hereafter acquired by any Joint Venture.

                   "JV Receivables":  all contracts for deed, promissory
              notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pur-suant to which any Joint Venture has the right to receive payment in any form whatsoever for the sale of JV Real Property, and cash and non-cash proceeds of any and all of the foregoing.

                   "Lien":  any mortgage, security interest, pledge,
              hypothecation, assignment, deposit arrangement, encum-brance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing state-ment under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                   "Material Adverse Effect":  a material adverse effect
              on (a) the business, operations, property, condition (fi-nancial or otherwise) or prospects of (i) the Company and its Subsidiaries taken as a whole or (ii) Special Purpose Subsidiary, (b) the ability of the Company to perform its obligations under this Agreement, the Secured Instrument, the Security Documents, or the other Transaction Documents or (c) the validity or enforceability of this Agreement, the Secured Instrument, the Security Documents or the other Transaction Documents or the rights or remedies of Collateral Agent or the Obligee hereunder or thereunder.

                   "Maturity Date":  December 31, 1998.










                   "Mortgages":  the Junior Mortgage and Security Agree-
              ments to be executed on or before the Issuance Date and from time to time thereafter by the Company or a Subsid-iary in favor of Collateral Agent, substantially in the form of Exhibit B-1, as the same may be amended, supple-mented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries grant a security interest in the Real Property located in Florida (and in such other jurisdictions where "mortgages" are used to encumber real property) and related Personal Property of the Company or Subsidiaries to Collateral Agent, for the benefit of the Obligee, as required by this Agreement.

                   "Multi-employer Plan":  a Plan which is a multi-
              employer plan as defined in Section 4001(a)(3) of ERISA.

                   "Negative Shareholder Vote":  the "Stockholders Ap-
              proval" (as defined in the Investment Agreement) not hav-ing been obtained by May 22, 1997.

                   "Net Cash Proceeds":  with respect to any sale of
              assets, all cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so re-ceived) received from such sale net of bona fide direct costs of sale.

                   "Net Cash Flow":  with respect to any fiscal period
              of a Person, on a consolidated basis, the actual consoli-dated pre-tax net cash flow as determined on the basis set forth in Schedule N-1.

                   "Net Operating Cash Flow":  with respect to any Per-
              son for any applicable fiscal period, the actual consoli-dated pre-tax net operating cash flow as determined on the basis set forth in Schedule N-2.

                   "Obligations":  all obligations of every nature
              (whether of payment, of performance or otherwise) of the Company and the other Co-Makers from time to time owed to the Obligee or Collateral Agent or either of them under any Transaction Document, whether for principal, interest (including interest accruing after the commencement of a bankruptcy case, whether or not enforceable in such case), repurchase or redemption obligations, dividend obliga-tions, fees, costs, expenses, indemnification liabilities or other obligations, of whatsoever nature and whether now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, regardless of class, whether due or not due, and however arising.









                   "Obligee":  the Obligee, as defined in the Preamble
              to this Agreement, whether in its capacity as obligee hereunder, holder of the Preferred Stock, payee of any Secured Obligation, or otherwise, together with its permitted successors and assigns.

                   "Official Unsecured Creditors Committee":  the of-
              ficial committee of creditors appointed by the United States Trustee in the Reorganization Proceedings.

                   "Operating Account Bank":  Sun Trust Bank, Miami,
              N.A. or such other domestic commercial bank having capital and surplus in excess of $500,000,000 reasonably satisfac-tory to holders of the Foothill Debt.

                   "PBGC":  the Pension Benefit Guarantee Corporation
              established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

                   "Permitted Sale Asset" has the meaning assigned that
              term in Section 7.6.

                   "Person":  an individual, partnership, corporation,
              business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                   "Personal Property":  the following personal property
              of the Company or any Subsidiary (exclusive of Homesite Contracts Receivable and Commercial Receivables of the Company or any Subsidiary):

                   (a)  the Bank Accounts;

                   (b)  the Investments;

                   (c) any and all accounts, contract rights, chattel paper, instruments and documents, including any right to payment for goods sold or leased or services rendered, whether now owned or hereafter acquired;

                   (d) any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property of every kind and description, whether now owned or hereafter acquired, and wherever lo-cated, and all parts, accessories and special tools and replacements therefor;












                   (e) any and all general intangibles, whether now owned or hereafter created or acquired, including all cho-ses in action, causes of action, rights in and to any and all Condemnation Awards, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade se-crets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, any other Intellectual Property, all claims un-der guarantees, security interests or other security to secure payment of any accounts by an account debtor, all rights to indemnification and all other intangible prop-erty of every kind and nature, including (i) the inter-ests, if any, of the Company or any Subsidiary in pay-ments, proceeds, residuals and remainders from, or as a beneficiary of, the Reserve Accounts, Claims Disbursement Account, or other such accounts, (ii) any and all benefi-cial interests in the trusts pursuant to which title to the Trust Property is held and (iii) any and all other proceeds or choses in action with respect to, or rights to receive proceeds from, any condemnation of any Real Prop-erty or Personal Property of the Company or any Subsid-iary, whether now in existence or hereafter created or acquired;

                   (f) any and all goods which are, or may at any time be, goods held for sale or lease or furnished under con-tracts of service or raw materials, work-in-process or materials used or consumed in business, wheresoever lo-cated and whether now owned or hereafter created or ac-quired, including all such property the sale or other dis-position of which has given rise to accounts and which has been returned to or repossessed or stopped in transit;

                   (g) all monies, cash, residues and property of any kind, now or at any time hereafter in the possession or under the control of the Obligee or Collateral Agent or any agent or bailee of the Obligee or Collateral Agent, any holder of Foothill Debt or any agent therefor, or any other person;

                   (h) all accessions to, all substitutions for, and all replacements, products and proceeds of, the foregoing, including proceeds of insurance policies insuring the aforesaid property and documents covering the aforesaid property, all property received wholly or partly in trade or exchange for such property, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, correction or any other temporary or permanent disposition of such items or any interest









              therein whether or not they constitute "proceeds" as de-fined in the Uniform Commercial Code; and

                   (i) all books, records, documents and ledger re-ceipts pertaining to any of the foregoing, including cus-tomer lists, credit files, computer records, computer pro-grams, storage media and computer software used or ac-quired in connection with generating, processing and stor-ing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid property.

                   "Personal Property Security Agreement":  the Junior
              Personal Property Security Agreement in the form of Ex-hibit P-1, to be executed on or before the Issuance Date by the Company and the Subsidiaries now or hereafter party thereto in favor of Collateral Agent, for the benefit of the Obligee, as the same may be amended, supplemented or otherwise modified from time to time.

                   "Plan":  at a particular time, any employee benefit
              plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
              Section 3(5) of ERISA.

                   "Preferred Stock":  the Cumulative Redeemable Con-
              vertible Preferred Stock, Series A, liquidation preference $1,000 per share, of the Company to be issued pursuant to the Investment Agreement.

                   "Principal Raw Land":  the parcels of Real Property
              of the Company and its Subsidiaries identified on Schedule
              P-1.

                   "Priority Claims":  as defined in Article I of the
              Reorganization Plan.

                   "Real Property":  any and all real property and fix-
              tures and interests in real property and fixtures, now owned or hereafter acquired by the Company or any Subsid-iary.

                   "Reorganization":  with respect to any Multi-employer
              Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.












                   "Reorganization Plan":  the Restated Second Amended
              Joint Plan of Reorganization of General Development Corpo-ration jointly proposed in the Reorganization Proceedings by the Company and the Official Unsecured Creditors' Com-mittee, filed on October 9, 1991, with the Clerk of the Bankruptcy Court, as modified by Modification filed March 9, 1992, a copy of which is attached hereto as Exhibit R-1.

                   "Reorganization Proceedings":  the cases commenced on
              April 6 and April 12, 1990 under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court by GDC (Case No. 90-12231-BKC-AJC), General Development Financial Services, Inc. (Case No. 90-12232-BKC-AJC), General Devel-opment Resorts, Inc. (Case No. 90-12233 BKC-AJC), Town & Country II, Inc. (formerly Florida Residential Communi-ties, Inc.) (Case No. 90-12234-BKC-AJC), Five Star Homes Group, Inc. (Case No. 90-12235-BKC-AJC), Five Star Homes, Inc. (Case No. 90-12338-BKC-AJC), GDV Financial Corpora-tion (Case No. 90-12236-BKC-AJC) and Environmental Quality Laboratory, Incorporated (Case No. 90-12237-BKC-AJC).

                   "Reportable Event":  any of the events set forth in
              Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under Subsec-tions .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                   "Requirement of Law":  as to any Person, the charter,
              the certificate of incorporation and bylaws or other orga-nizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                   "Reserve Accounts":  the Disbursement Account (as
              defined in Section 8.4 of the Reorganization Plan); the Disputed Claims Reserve Account (as defined in Section 8.7 of the Reorganization Plan); any reserve of securities, utility-satisfied lots, cash or other assets that is es-tablished pursuant to the Reorganization Plan, the Homes-ite Program, or any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, to satisfy requests for utility service; and any reserve of securities or cash established to fund road or other im-provements pursuant to any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, including, without limitation: the Division Class 14 Utility Fund Trust Agreement and the Improvement Fund









              Trust Agreement, executed by and among the State of Florida, Department of Business Regulation, Division of Florida Land Sales, Condominiums and Mobile Homes, the Company and the Trustee, the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust Agreement executed by and between the Company and the Trustee, the Class 14 Utility Lot Trust Agreement executed by and between the Company and the Trustee, as described in Section 7.6 of the Reorganization Plan, if any.

                   "Responsible Officer":  the chief executive officer
              and the president of the Company, or with respect to cor-porate proceedings, the secretary or any assistant secre-tary of the Company, or, with respect to financial mat-ters, the chief financial officer or treasurer of the Com-pany.

                   "Reverse Stock Split":  the proposal to amend the
              Company's restated certificate of incorporation to effect, if subsequently determined by the Company's board of di-rectors, a reverse stock split of the Company's outstand-ing common stock as of 5:00 p.m. (Florida time) on the effective date of the amendment (the "Reverse Split Effec-tive Date"), pursuant to which each 100 shares or 200 shares (as determined by the Company's board of directors in its discretion) then outstanding will be converted into one share (the "Reverse Stock Split"), and to effect a forward split of the Company's common stock as of 6:00 a.m. (Florida time) on the day following the Reverse Split Effective Date, pursuant to which each share of common stock then outstanding as of such date will be converted into the number of shares of the Company's common stock that each share represented immediately prior to the Re-verse Split Effective Date, all as set forth in the Com-pany's proxy statement dated April 22, 1996, provided that the Obligee consents thereto in writing in its sole and absolute discretion prior to the commencement thereof.

                   "Revolving Loan Agreement":  the Second Amended and
              Restated Revolving Loan Agreement dated as of September 30, 1996 by and among the Company, the Revolving Loan Bank, and Foothill Capital Corporation, a California cor-poration, as collateral agent for the Revolving Loan Bank, pursuant to which the Revolving Loan Bank has agreed to make certain loans to the Company, together with all amendments, modifications, extensions, substitutions and renewals thereof.

                   "Revolving Loan Bank":  Foothill Capital Corporation,
              a California corporation, and its successors and assigns.









                   "Revolving Loans":  the Revolving Loans outstanding
              from time to time under the Revolving Loan Agreement.

                   "Sale and Leaseback":  any arrangement with any Per-
              son providing for the leasing by the Company or any Sub-sidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsid-iary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the se-curity of such property or rental obligations of the Com-pany or Subsidiary.

                   "Section 365(j) Property":  the property now or here-
              after made subject to substitute Liens in favor of Homes-ite Purchasers (as defined in the Reorganization Plan) pursuant to Section 5.2.2 of the Reorganization Plan.

                   "Secured Floating Rate Note Agreement":  the Second
              Amended and Restated Secured Floating Rate Note Agreement dated as of September 30, 1996 among the parties to the Revolving Loan Agreement, together with all amendments, modifications, extensions, substitutions and renewals thereof.

                   "Secured Floating Rate Notes":  the notes issued pur-
              suant to the Secured Floating Rate Note Agreement.

                   "Secured Instrument":  the Secured Evidence of Joint
              and Several Repurchase Obligation to be issued by the Company and the Subsidiaries under this Agreement in the form of Exhibit C-1, and any further or additional similar secured instruments issued by the Company and/or the Subsidiaries to the Obligee under this Agreement, as any of them may from time to time be amended, supplemented, modified, renewed, extended, restated, or replaced.

                   "Secured Instrument Documents":  this Agreement, the
              Secured Instrument, the Due Diligence Fee Agreement, the Subsidiary Guaranty and the Security Documents.

                   "Secured Obligations":  collectively, all Obligations
              now or hereafter owed under this Agreement, or any other Secured Instrument Document together with, after the issuance of the Preferred Stock, all Obligations owed pursuant to Section 8 of the Certificate of Designation or, after the occurrence of an Event of Default, as defined in the Certificate of Designation, pursuant to
              Section 7.2 of the Investment Agreement.











                   "Security Agreements":  the Personal Property Secu-
              rity Agreement, the Deposit Account Security Agreement, and any other security agreements, between the Company and/or a Subsidiary and the Obligee or Collateral Agent, as the same may be amended supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries assign and grant a security interest in Homesite Contracts Receivables and Commercial Receivables and Personal Property of the Company or Subsidiaries to the Obligee or Collateral Agent, for the benefit of the Obligee, as required by this Agreement.

                   "Security Documents":  the Stock Pledge Agreement,
              the Joint Venture Pledge Agreement, the Security Agree-ments, the Mortgages, the Deed of Trust, the Assignments, the Company Operating Account Control Agreement, the Spe-cial Purpose Subsidiary Security Documents, any cash col-lateral account agreements, and any and all other agree-ments, instruments, documents, financing statements, as-signments, notices, mortgages and other written matter necessary or reasonably required by the Obligee or Collat-eral Agent at any time to create, perfect, maintain or continue the Obligee's and Collateral Agent's Lien in the Collateral, together with all amendments, modifications, extensions, substitutions and renewals thereof.

                   "Shareholders' Equity":  as to any corporation, an
              amount equal to the excess of the assets of such corpora-tion over its liabilities (including minority interests), determined in accordance with GAAP, and as shown on the most recently prepared applicable balance sheet of such corporation.

                   "Single Employer Plan":  any Plan which is covered by
              Title IV of ERISA, but which is not a Multi-employer Plan.

                   "Special Purpose Subsidiary":  collectively, a newly
              formed special purpose Subsidiary directly wholly owned by the Company and each Subsidiary of Special Purpose Subsid-iary.

                   "Special Purpose Subsidiary Security Documents":  the
              Security Documents in favor of Obligee or Collateral Agent encumbering Collateral owned by Special Purpose Subsid-iary.

                   "SP Sub Collateral":  as defined in the Intercreditor
              Agreement.

                   "SPUD Subsidiary":  as defined in Section 7.2(h).









                   "Stock Pledge Agreement":  the Junior Stock Pledge
              Agreement, in the form of Exhibit S-1, to be executed on or before the Issuance Date among the Company, each of its Subsidiaries and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries pledge Subsidiary Stock to Collateral Agent for the ben-efit of the Obligee.

                   "Subsidiary":  as to any Person, a corporation, part-
              nership, trust (exclusive of any trust created in connec-tion with a Reserve Account) or other entity of which shares of stock, partnership interests, beneficial inter-ests or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, trust (exclusive of any trust created in connection with a Re-serve Account) or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Unless otherwise indicated, all references to a Subsidiary or Subsidiaries of the Company (a) shall not mean, include, or refer to the Unrestricted Subsidiar-ies or the Joint Ventures, and (b) shall mean, include and refer to Special Purpose Subsidiary.

                   "Subsidiary Guaranty":  the Subsidiary Guaranty, in
              the form of Exhibit S-2, to be executed by each Subsidiary created or acquired after July 1, 1997 by the Company or any Subsidiary, including unless Obligee shall consent otherwise each such newly formed or newly acquired Unrestricted Subsidiary or Special Purpose Subsidiary, in favor of Collateral Agent, for the benefit of the Obligee, as the same may be amended, supplemented or otherwise modified from time to time.

                   "Subsidiary Property Under Development":  collec-
              tively, the Real Property of any Subsidiary which is ac-quired for the purpose of being developed, or which is in the process of being improved or developed, either by the construction of roads, curb cuts, sewer and water facili-ties or other improvements, or by the construction of residential units and appurtenances thereto.











                   "Subsidiary Stock":  the Capital Stock of any and all
              Subsidiaries (including the Unrestricted Subsidiaries).

                   "Tax Servicing Contracts":  collectively, the tax
              servicing contracts required to be delivered under the Foothill Loan Documents, and all amendments, modifica-tions, extensions, substitutions and renewals thereof.

                   "Total Real Property":  collectively, the Real Prop-
              erty and the JV Real Property.

                   "Total Unsecured Claims":  as defined in Article I of
              the Reorganization Plan.

                   "Transaction Documents":  the Secured Instrument
              Documents, the Intercreditor Agreement, the Investment Agreement, the Preferred Stock, the Warrants, the Certificate of Designation relating to the Preferred Stock, and each exhibit, schedule, certificate and document to be executed or delivered pursuant hereto or thereto, each as from time to time amended, supplemented or otherwise modified.

                   "Trust Property":  the real property held in trust
              pursuant to (a) Trust Agreement No. 06-01-009-6082101, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Com-pany, the Beneficiary, (b) Trust Agreement No. 06-01-009-6081954, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Company, the Beneficiary, (c) Trust Agreement No. 06-01-009-6082655, dated as of January 17, 1991, by and be-
              tween NCNB National Bank of Florida, as Trustee for the benefit of the Company and General Development Financial Services, Inc., the Beneficiaries, and (d) Trust Agreement No. 2, dated as of May 31, 1991, by and between Jake Gamble, Esquire, as successor Trustee for the benefit of the Company and Cumberland Cove, Inc., the Beneficiaries.

                   "Unrestricted Subsidiaries":  collectively, (a) the
              direct or indirect subsidiaries of the Company listed on Schedule U-1, and (b) any other direct or indirect subsid-iary of the Company that is formed or acquired after the date hereof, that does not have or make any investment in any Joint Venture (nor was formed or acquired for the pur-pose of having or making any such investment), and that the Obligee agrees in writing shall constitute an Unre-stricted Subsidiary under and for all purposes of this Agreement and the other Loan Documents, upon which Sched-ule U-1 automatically shall be deemed to be amended to









              reflect the inclusion on such schedule of such new Unre-stricted Subsidiary; and "Unrestricted Subsidiary" means any one of them.

                   "Unsecured Cash Flow Notes":  the "New Unsecured Cash
              Flow Notes," as defined in Article I of the Reorganization
              Plan.

                   "Unsold Housing Inventory":  as at any date, all
              Housing Inventory applicable to Unsold Residential Dwell-ing Units.

                   "Unsold Residential Dwelling Units":  single-family
              dwelling units (whether detached or included within a townhouse, villa or cluster containing more than one such unit) or condominium units (excluding timeshare units) completed or under construction by the Company or any Sub-sidiary that are not subject to a contract for sale to any third-party purchaser.

                   "Venture Subsidiaries":  collectively, (a) the direct
              or indirect subsidiaries of the Company listed on Schedule V-1, and (b) any other direct or indirect subsidiary of the Company that is formed or acquired after the date hereof, that has or makes any investment in any Joint Venture, and that the Obligee agrees in writing shall con-stitute a Venture Subsidiary under and for all purposes of this Agreement and the other Loan Documents, upon which
              Schedule V-1 automatically shall be deemed to be amended to reflect the inclusion on such schedule of such new Venture Subsidiary; and "Venture Subsidiary" means any one of them.

                   "Warrants":  as defined in the Investment Agreement.

              1.2  Other Definitional Provisions.

                   (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Secured Instrument or any certificate or other document made or delivered pursuant hereto.

                   (b) As used herein and in the Secured Instrument, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.











                   (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provi-sion of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise spec-ified.

                   (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   (e) References to "Sections", "subsections", Exhib-its and Schedules are to Sections, Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                   (f) Unless the context of this Agreement clearly requires otherwise, the term "including" is not limiting.

                   (g) Except as may be expressly specified otherwise herein, each reference to an agreement or instrument amended, supplemented or otherwise modified from time to time means such agreement or instrument as amended, supplemented or modified in accordance with the terms hereof and thereof and the Inter-creditor Agreement, if applicable.

                   (h) Each reference herein to a Security Document shall mean, collectively, unless otherwise specified, such Se-curity Document as executed by Foothill Capital Corporation or its successors as Collateral Agent with respect to Collateral other than SP Sub Collateral and such Security Document as ex-ecuted by The Bank of New York or its successors as Collateral Agent with respect to SP Sub Collateral.

         SECTION 2.  ISSUANCE AND TERMS OF SECURED INSTRUMENT

              2.1 Secured Instrument. The Obligee hereby agrees that on the Issuance Date, subject to the terms and conditions set forth herein, the Company and the Subsidiaries shall execute and deliver to the Obligee the Secured Instrument. If the Obligee is making a loan hereunder to the Company and the Subsidiaries on the Issuance Date: the original outstanding principal amount of the Secured Instrument shall be the principal amount of such loan as specified by the Company, up to $10,000,000; there shall be only one borrowing hereunder; and if such loan is less than $10,000,000 the Obligee's commit-ment shall terminate with respect to any remaining portion of such $10,000,000. If no loan is made hereunder prior to the











         issuance of Preferred Stock pursuant to the Investment Agree-ment, on the Issuance Date: there shall be no borrowings here-under and the Secured Instrument shall evidence the joint and several obligation of the Company and the other Co-Makers to repurchase Preferred Stock under Section 8 of the Certificate of Designation and pay all other Secured Obligations, all of which shall be secured by the Security Documents.

              2.2 Payment of Secured Instrument. (A) If the Obligee has made a loan hereunder to the Company and the Subsidiaries on the Issuance Date, the following provisions shall be applicable: The then outstanding principal amount of the Secured Instrument shall be due and payable, and shall be paid in full by the Company and the Subsidiaries, on the Maturity Date. In addition: (a) a principal installment in an amount designated in writing by the Obligee in its sole discretion to the Company on or before December 2, 1997, not to exceed the lesser of (x) the outstanding amount due under the Secured Instrument and (y) $5,000,000, shall be due with respect to the Secured Instrument on December 31, 1997, provided that if the Obligee shall fail to designate any amount by such date, the amount of such installment shall be the lesser of (x) the out-standing amount due under the Secured Instrument and (y) $5,000,000, and (b) in the event of any acceleration of the maturity of any of the principal of the Secured Instrument pursuant to the provisions of Section 8 hereof or pursuant to the terms of the Secured Instrument, such accelerated principal shall be immediately due and payable. The principal of the Secured Instrument may be prepaid in whole or in part, from time to time, without premium or penalty. On any date that any principal is due and payable hereunder, anything herein to the contrary notwithstanding, all accrued and unpaid interest with respect to such principal likewise shall be due and payable on such date.

                   (B) If no loan is made hereunder prior to the issu-ance of the Preferred Stock pursuant to the Investment Agree-ment, the obligations evidenced by the Secured Instrument shall be due and payable in accordance with the terms of the relevant Transaction Document.

              2.3 Conversion of Secured Instrument into Preferred Stock. If the Obligee has made a loan hereunder to the Company and the Subsidiaries on the Issuance Date, the following provisions shall be applicable: The outstanding principal amount of the Secured Instrument shall be convertible into Preferred Stock on the terms and subject to the conditions set forth in the Investment Agreement. All interest and other amounts (other than principal) theretofore accrued and owing hereunder or under the Due Diligence Fee Agreement shall be









         paid in full prior to or concurrent with such conversion. If the Secured Instrument is converted into Preferred Stock and the Obligee purchases additional Preferred Stock as set forth in the Investment Agreement, the Company will be obligated to repurchase all such Preferred Stock on the happening of certain conditions set forth in the Certificate of Designation. From and after such conversion of the Secured Instrument into Preferred Stock, the Secured Instrument shall no longer evidence an indebtedness for borrowed money, and notwithstanding anything herein to the contrary the term Secured Obligations as used in this Agreement and each other Transaction Document shall not mean or include any indebtedness for principal or interest, but the Secured Instrument shall remain in full force and effect to evidence the obligation of the Company to repurchase all such Preferred Stock under
         Section 8 of the Certificate of Designation and pay all other Secured Obligations then outstanding and the joint and several obligation of each and every Subsidiary to pay the Secured Obligations then outstanding, all of which shall continue to be secured by the Security Documents.

              2.4  Interest Rates and Interest Payment Dates.

                   (a) From and after the Issuance Date, subject to Sections 2.4(b) and 2.10, as well before as after judgment, the outstanding principal amount of any loan made hereunder by the Obligee on the Issuance Date at all times shall bear interest at a rate per annum equal to twenty percent (20%).

                   (b)  Section 2.4(a) notwithstanding, but subject to
         Section 2.10, from and after the occurrence and during the con-tinuance of an Event of Default and in any event at all times after a Negative Shareholder Vote, all amounts due hereunder and not paid when due shall bear interest at a per annum rate, as well before as after judgment, equal to twenty-three percent (23%) (the "Default Rate").

                   (c) Interest on the outstanding principal amount of any loan made hereunder by the Obligee on the Issuance Date shall be payable in arrears on each Interest Payment Date, pro-vided that from and after the occurrence and during the con-tinuance of an Event of Default interest accruing pursuant to paragraph (b) of this Section 2.4 also shall be payable on de-mand.

              2.5  Computation of Interest and Fees.

                   (a) Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed.










                   (b) Each determination of an interest rate by the Obligee pursuant to any provision of this Agreement shall be conclusive and binding in the absence of manifest error.

              2.6 Pro Rata Treatment and Payments. If the Secured Instrument is replaced with multiple Secured Instruments pursuant to Section 10.6, each payment (including each prepayment) by the Company on account of such Secured Instruments shall be made pro rata according to the respective outstanding amounts of the Secured Instruments. All payments (including prepayments) to be made by the Company hereunder and under the Secured Instruments shall be made without setoff or counterclaim and shall be made prior to noon, New York City time, on the due date thereof, in Dollars and in immediately available funds to the following account: FBO: Apollo Real Estate Investment Fund II, L.P.-Operating Money Market Account, Chase Manhattan Bank, 380 Madison Avenue, ABA #: 021-000-021, Account #: 230-211755, or to such other account as Obligee may specify in writing. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with re-spect to payments of principal, interest thereon shall be pay-able at then-applicable rate during such extension.

              2.7 Taxes. Any Obligee that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Obligee (a) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (b) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Obligee also agrees to deliver to the Company two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Obligee from duly completing and delivering any such form with respect to it and such the Obligee so advises the Company and any other Obligees. Such Obligee shall certify (a) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (b) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.









              2.8 Use of Proceeds. The proceeds of any loan made by the Obligee hereunder shall be used only for the lawful and permitted corporate purposes relating to the Company's domestic business specified pursuant to Section 5.1(z). The proceeds of the issuance of Preferred Stock shall be used as specified in the Investment Agreement.

              2.9 Fees. The Company shall pay (a) to the Collateral Agent such fees as may be required under any agreement between the Company and the Collateral Agent with respect to compensa-tion of the Collateral Agent in respect of its services, and
         (b) to each other person or entity to whom the Company has agreed to pay a fee in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby or thereby, such fees as may be required under such agreement; provided in each case that such agreement has been approved by the Obligee.

              2.10 Maximum Interest Rate. Nothing contained in this Agreement, the Secured Instrument or any other Transaction Document shall require the Company or the Subsidiaries to pay interest at a rate exceeding the maximum rate permitted by applicable law. If the amount of interest paid or payable on any date, computed pursuant to applicable law and the Transaction Documents, would exceed the maximum amount permitted by applicable law to be charged, the amount of interest paid or payable on such date shall be automatically reduced to such maximum permissible amount and the excess applied to principal or, if no principal shall be outstanding and such amount has been paid, returned to the payor. If the amount of interest payable to the Obligee in respect of any interest computation period is reduced pursuant to the preceding sentence of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to applicable law and the Transaction Documents, would be less than the maximum amount permitted by applicable law to be charged, then the amount of interest payable to the Obligee in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid had been increased pursuant to this sentence exceed the aggregate amount by which interest has theretofore been reduced pursuant to the preceding sentence of this Section.

         SECTION 3.  COLLATERAL

              3.1 Liens in Subsidiary Stock, Contract Receivables, Real Property and Personal Property. To secure the prompt payment of the Secured Obligations, together with all costs, expenses,









         fees and other obligations payable by the Company or the Sub-sidiaries hereunder or under any Transaction Document with re-spect to the Secured Obligations, on or before the Issuance Date the Company shall grant, and shall cause each Subsidiary to grant, to Collateral Agent a continuing Lien, junior to the Lien created by, and securing the obligations of the Company and Subsidiaries under, the Foothill Loan Documents with re-spect to property of the Company and the Subsidiaries other than the SP Sub Collateral and senior to the Lien created by, and securing the obligations of the Company and Subsidiaries under, the Foothill Loan Documents with respect to SP Sub Col-lateral, in and to all of the following property and interests in property of the Company and the Subsidiaries, except the Excluded Property, whether now owned or existing or hereafter acquired or arising, or in which the Company and the Subsidiar-ies now or hereafter have any rights, and wheresoever located, and all proceeds thereof ("Collateral"):

                   (a)  the Subsidiary Stock;

                   (b)  the Homesite Contracts Receivable;

                   (c)  the Commercial Receivables;

                   (d)  the Real Property; and

                   (e)  the Personal Property.

         At such times as any Excluded Property is freed of contractual or legal restrictions against becoming subject to a Lien to secure the Secured Obligations or upon the distribution of any Trust Property to the Company or a Subsidiary (including an Unrestricted Subsidiary or Joint Venture), such property shall, automatically, become subject to the Liens created by the Secu-rity Documents, and the Company shall notify the Obligee in writing of such event and take such further actions as may be required by the Obligee and/or Collateral Agent to evidence and perfect such Liens; provided that, in no event, shall a Lien be granted on any assets required to be placed in a Reserve Ac-count pursuant to the Reorganization Plan or the Homesite Pro-gram.

              3.2 Security Documents. To evidence and perfect the Liens of the Obligee and Collateral Agent in the Collateral in accordance with applicable law, on or before the Issuance Date the Company shall execute and deliver and will cause the Sub-sidiaries to execute and deliver, to Collateral Agent the Secu-rity Documents, which Security Documents will be delivered to the Obligee and filed and recorded, and the Company will de-liver, and shall cause the Subsidiaries to deliver (or, if such









         Collateral shall be in the possession of the collateral agent for the holders of the Foothill Debt, shall cause such agent to acknowledge that it is holding such Collateral for the benefit of the Obligee as well as the holders of the Foothill Debt) to Collateral Agent any Collateral if the perfection of a Lien against such Collateral requires possession thereof for pur-poses of perfecting such Liens, all at the cost and expense of the Company. Specifically, but without limiting the generality of the foregoing, on or before the Issuance Date the Company will do, and will cause the Subsidiaries to do, the following, in the case of property of the Company and the Subsidiaries other than the SP Sub Collateral subject to the senior and prior Liens created by, and securing the obligations of the Company and Subsidiaries under, the Foothill Loan Documents and in the case of the SP Sub Collateral senior and prior to the Liens created by, and securing the obligations of the Company and Subsidiaries under, the Foothill Loan Documents:

                   (a) Stock Pledge. To evidence and perfect the Liens of Collateral Agent in the Subsidiary Stock, the Company and the Subsidiaries owning other Subsidiaries or Unrestricted Sub-sidiaries shall execute and deliver the Stock Pledge Agreement and will execute and deliver related undated stock powers ex-ecuted in blank by the Company and shall deliver all original certificates representing the Subsidiary Stock to Collateral Agent and will cause all issuers of Subsidiary Stock to execute and deliver pledge acknowledgments pursuant to the Stock Pledge Agreement.

                   (b) Homesite Contracts Receivables and Commercial Receivables. To evidence and perfect the Liens of Collateral Agent in the Homesite Contracts Receivable and Commercial Re-ceivables, the Company and the Subsidiaries will execute and deliver to Collateral Agent the Security Agreements, together with related financing statements, which will be filed and re-corded in accordance with applicable law, and the Company and Subsidiaries shall duly endorse any and all promissory notes included in the Homesite Contracts Receivable and Commercial Receivables to the order of Collateral Agent and shall deliver such promissory notes and the related mortgages or deeds of trust to Collateral Agent or its designee, and shall execute and deliver assignments of promissory notes and mortgages or deeds of trust, filed and recorded in accordance with appli-cable law, and, as to Commercial Receivables acquired following March 31, 1992, accompanied by ALTA title insurance policies naming Collateral Agent as the insured mortgagee thereunder.

                   (c) Real Property. To evidence and perfect the Liens of Collateral Agent in the Real Property, the Company shall execute and deliver to Collateral Agent the Mortgages,









         and the Subsidiaries shall execute and deliver to Collateral Agent the Mortgages and Deed of Trust, as applicable, and re-lated financing statements encumbering such Real Property, which will be filed and recorded in accordance with applicable law, accompanied by ALTA title insurance policies insuring the Obligee's Lien represented thereby, and, if requested by the Obligee, surveys of such Real Property.

                   (d) Joint Venture Pledge. To evidence and perfect the Liens of Collateral Agent in the interests of the Venture Subsidiaries in the Joint Ventures, the Company will cause the Venture Subsidiaries to execute and deliver the Joint Venture Pledge Agreement and all requisite consents in respect of such Liens.

                   (e) Personal Property. To evidence and perfect the Liens of Collateral Agent in the Personal Property, the Company and Subsidiaries shall execute and deliver to Collateral Agent the Security Agreements, together with related financing state-ments, which have been or will be filed and recorded in ac-cordance with applicable law, and, to the extent that the Per-sonal Property comprises Investments or Bank Accounts, the Com-pany and Subsidiaries shall take the following actions:

                        (i) with respect to any Investment or Bank Ac-count which is or becomes evidenced by an agreement, in-strument, certificate or document, including promissory notes, stock certificates, bonds, debentures, securities and certificates of deposit, the Company shall from time to time deliver, or shall from time to time cause such Subsidiary to deliver, the original thereof to the Col-lateral Agent, together with appropriate assignments and endorsements or other specific evidence of assignment thereof to the Collateral Agent, in form and substance acceptable to the Collateral Agent;

                       (ii) with respect to any Investment or Bank Ac-count which is not certificated or otherwise evidenced as described in clause (i) above, including uncertificated securities and depository and other accounts maintained with financial institutions and any other Persons, the Company shall notify the Obligee thereof and take, or cause such Subsidiary to take, any and all steps which are required by the Obligee for purposes of perfecting the Collateral Agent's Lien therein;

                      (iii) the Company shall keep the Obligee informed of any and all Bank Accounts maintained by the Company or any such Subsidiary with any financial institution or other Person and, if requested by the Obligee, the Company









              or any such Subsidiary shall execute a cash collateral account agreement in form and substance satisfactory to the Obligee, pursuant to which the Lien of Collateral Agent in such Bank Accounts is perfected and preserved; and

                       (iv) if deemed by the Obligee, in its sole dis-cretion, to be necessary for purposes of perfecting the Lien of the Collateral Agent in any Bank Account, the Com-pany shall transfer to and maintain in a cash collateral account, and shall cause the Subsidiaries to transfer to and maintain in a cash collateral account, the funds in each such Bank Account and, if deemed necessary by the Obligee, shall execute and cause any such Subsidiary to execute a cash collateral account agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which the Lien of Collateral Agent in such Bank Account shall be perfected and preserved; provided, however, the Company shall not be required to deposit the residual, remainder or beneficial interest of the Company and any such Subsidiary in the Reserve Accounts, the Claims Disbursement Accounts and other escrow, restricted, custodial and fiduciary accounts until such time as all amounts required to be disbursed to the intended benefi-ciaries thereof have been disbursed and the residual or remainder is available to the Company and its Subsidiaries for deposit in an unrestricted account.

                   (f) Additional Acts. The Company shall, and shall cause the Subsidiaries to, take all actions and execute all documents deemed necessary by the Obligee or Collateral Agent to ensure that, upon the issuance of the Secured Instrument, the Obligee or Collateral Agent, for the benefit of the Obligee, shall have a security interest in the Collateral granted by the Security Documents (a) junior only to the Liens thereon established under the Foothill Loan Documents in the case of Collateral other than SP Sub Collateral and (b) senior to all Liens thereon, including the Liens thereon established under the Foothill Loan Documents, in the case of SP Sub Collateral. If the perfection or recordation of Collateral Agent's Lien or the Lien of the Obligee pursuant hereto upon any Collateral acquired hereafter by the Company or any Subsidiary requires any additional act of possession or filing or recordation of any Security Document, the Company shall notify the Obligee of the acquisition of such Collateral and, at the Obligee's request, the Company shall execute and deliver and shall cause the Subsidiaries to execute and deliver such Security Documents for filing or recordation and deliver such items of Collateral as Collateral Agent or the Obligee may reasonably request for purposes thereof and the Company shall









         pay the cost of preparing any such Security Documents and the filing and recordation thereof. Without limiting the generality of the foregoing, the Company agrees to, and to cause each Subsidiary (other than with respect to property re-quired to be released pursuant to Section 3.6) to notify the Obligee upon the acquisition of any Real Property acquired after the date hereof, except as provided by Section 3.6, and upon request of the Obligee, to provide to the Obligee an appraisal and an environmental report (each in form and substance satisfactory to the Obligee) covering such property, and to cause such Real Property to be subjected to a Mortgage or Deed of Trust in favor of Collateral Agent for the benefit of Obligee. With respect to any such Mortgages or Deed of Trust, the Company or such Subsidiary shall deliver to the Obligee the following, all in form and substance satisfactory to the Obligee: (i) executed Mortgages or Deed of Trust and financing statements encumbering such property and (ii) ALTA lenders' extended coverage policies of title insurance on such property, in liability, amount and form and issued by a title company satisfactory to the Obligee showing the Mortgage or Deed of Trust as a perfected lien upon the property, subject only to Liens permitted pursuant to Section 7.3 and such other exceptions as may be approved by the Obligee in writing, together with endorsements reasonably required by the Obligee and affirmative assurances that the improvements are wholly located within the boundaries of the insured land.

              3.3 Section 365(j) Property. Pursuant to the Reorganiza-tion Plan and the Confirmation Order, the Company has desig-nated the property which comprises the Section 365(j) Property, which property, at the time of execution of the mortgage encum-bering the Section 365(j) Property in favor of the trustee for the holders of Section 365(j) Liens, had a value, as appraised pursuant to the Company's land plan book dated May, 1991, no greater than 120% of the value of the Section 365(j) Liens es-tablished pursuant to the Reorganization Plan. The Liens granted to Collateral Agent pursuant hereto in the Section 365(j) Property are subordinate to the Liens of the Section 365(j) Liens and Collateral Agent shall not be permitted to exercise its rights or remedies of foreclosure against such property or exercise any other rights with respect to such property until such time as the Section 365(j) Liens have been satisfied or have been transferred to other property acceptable to the Bankruptcy Court.

              3.4  [intentionally omitted]













              3.5 Subordinations and Releases of Mortgage and Related Personal Property Liens.

                   (a)  [intentionally omitted]

                   (b) Except with respect to SP Sub Collateral, at such times as Liens are granted by the Company or any Subsid-iary, as permitted pursuant to Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided the Obligee has received a certificate of a Responsible Officer certifying and demonstrat-ing that all of the conditions set forth in Section 7.3(n) have been satisfied, the Obligee shall instruct Collateral Agent to and Collateral Agent shall execute documentation subordinating the Lien of the Mortgages to such Liens, in form and substance satisfactory to the Obligee and Collateral Agent, unless such Real Property qualifies for the release provisions in Section 3.5(c), in which event the provisions of Section 3.5(c) shall apply.

                   (c) Except with respect to SP Sub Collateral, at such time as Liens are granted by any Subsidiary, as permitted by Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided the Obligee has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, the Obligee shall instruct Collateral Agent to and Collateral Agent shall release the Lien of the Mortgages on any Subsidiary Property Under Development if (i)(x) such Real Property is financed under the acquisition and project financing provisions of Sections 7.2(f) or 7.2(j), and (y) the terms of such financing prohibit subordinate Liens upon such Real Property, or (ii) such Real Property is contributed by the Company to a Subsidiary pursuant to Section 7.8(g). The Company shall use reasonable efforts to cause any lender/seller providing the acquisition and/or project financing on Subsidiary Property Under Development to permit the subordination of Collateral Agent's Liens on such Subsidiary Property Under Development, and thereby to eliminate the need for Collateral Agent to release its Liens on such Subsidiary Property Under Development. In connection with the release of any Liens on Subsidiary Property Under Development pursuant to this Section 3.5(c), upon the request of the Company, the Obligee shall instruct Collateral Agent to, and Collateral Agent shall, re-lease any Liens upon any Personal Property related to, and in-tegral to the use of, the Real Property being released; pro-vided that the Company provides a detailed list of such Per-sonal Property to be released in form and substance satisfac-tory to the Obligee. If such lender/seller will permit such









         subordination, then, notwithstanding the foregoing provisions of this Section 3.5(c), Collateral Agents's Liens on such Subsidiary Property Under Development will not be released and will become subordinate Liens pursuant to documentation in form and substance satisfactory to the Obligee.

                   (d)  [intentionally omitted]

              3.6 Subsidiary Guaranties. The Company shall not create or acquire any Subsidiary after the date hereof and prior to July 1, 1997. The Company shall cause any entity becoming a Subsidiary after July 1, 1997 to execute and deliver guarantees in the form of the Subsidiary Guaranties and counterparts of the Transaction Documents to which Subsidiaries of the Company are parties (other than the Secured Instrument, the Secured Agreement and the initial Mortgages recorded in Florida), and to take all such steps as shall be necessary to create in favor of the Collateral Agent duly perfected and recorded Liens securing the Secured Obligations including by executing and delivering additional Security Documents in substantially the form of the Security Documents. In the case of any subsequent Florida Mortgages executed by such subsequent Subsidiaries to secure their obligations under the Subsidiary Guaranties, the amount of recovery under such subsequent Mortgages shall be limited to an amount not greater than the value of the respective additional mortgaged property.

                   3.7 Special Purpose Subsidiary. Without the express prior written consent of Obligee, Special Purpose Subsidiary shall not, and the Company shall not permit Special Purpose Subsidiary (which term, as used in this Agreement, includes Special Purpose Subsidiary and its Subsidiaries) to, directly or indirectly:

                   (a) create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness under the Transaction Documents and, on a basis subordi-nate to the Indebtedness under the Transaction Documents consistent with the Intercreditor Agreement, Indebtedness permitted by Section 7.2(b);

                   (b) create, incur, assume or suffer to exist any Lien upon the Capital Stock of Special Purpose Subsidiary or upon any of the property, assets or revenues of Special Purpose Subsidiary, whether now owned or hereafter acquired, other than Liens under the Transaction Documents and, on a basis subordinate to the Indebtedness under the Transaction Documents consistent with the









                        Intercreditor Agreement, Liens securing Indebt-edness permitted by Section 7.2(b);

                   (c) create, incur, assume or suffer to exist any Guarantee Obligation, other than Guarantee Obli-gations under the Transaction Documents and, on a basis subordinate to the Guarantee Obligations under the Transaction Documents consistent with the Intercreditor Agreement, Guarantee Obliga-tions in respect of Indebtedness permitted by
                        Section 7.2(b);

                   (d) except to the extent such merger, consolidation or amalgamation is of a Subsidiary of Special Purpose Subsidiary with and into Special Purpose Subsidiary, or between or among wholly owned Subsidiaries of Special Purpose Subsidiary, en-ter into any merger, consolidation or amalgam-ation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or other-wise dispose of, all or substantially all of its property, business or assets;

                   (e) except as expressly approved by the Board of Directors of the Company in connection with a Board-approved real estate development project, convey, sell, lease, assign, transfer or other-wise dispose of any of its property, business or assets (including receivables and leasehold in-terests), whether now owned or hereafter ac-quired;

                   (f) declare or pay any dividend on, or make any pay-ment on account of, or set apart assets for a sinking or other analogous fund for, the pur-chase, redemption, defeasance, retirement or other acquisition of any Capital Stock of the Company other than the Preferred Stock, whether now or hereafter outstanding, or make any other distributions in respect thereof, either di-rectly or indirectly, whether in cash or prop-erty or in obligations of Special Purpose Sub-sidiary, except for dividends declared and paid by any Subsidiary of Special Purpose Subsidiary to Special Purpose Subsidiary or any Subsidiary of Special Purpose Subsidiary and except as per-mitted by Section 6.14(d)(iii) or (d)(iv) of the Investment Agreement;










                   (g) except as expressly approved by the Board of Directors of the Company in connection with a Board-approved real estate development project, make, or enter into any agreement the perfor-mance of the terms of which would require Spe-cial Purpose Subsidiary to make (by way of the acquisition of securities of a Person or other-
                        wise), any expenditures in respect of the pur-chase or other acquisition of fixed or capital assets;

                   (h) except as expressly approved by the Board of Directors of the Company in connection with a Board-approved real estate development project, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person;

                   (i) make any optional payment or optional prepayment on, or optional redemption of, or purchase or otherwise acquire any interest in, any Indebted-ness other than any Indebtedness to Obligee; amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness, including Foot-hill Debt, or any other agreement executed in connection with any Indebtedness; or amend any subordination provisions of any instrument gov-erning any Indebtedness;

                   (j)  except as permitted by Section 6.14(d)(iii) or
                        (d)(iv) of the Investment Agreement enter into any transaction, including any purchase, sale, lease, loan or transfer exchange of property or the rendering of any service, with any Affiliate (other than any Subsidiary of Special Purpose Subsidiary), including the Company or any Subsidiary other than a Subsidiary of Special Purpose Subsidiary;

                   (k)  enter into any Sale and Leaseback;

                   (l) enter into any agreement with any Person other than the Obligee pursuant hereto which prohibits or limits the ability of Special Purpose Subsid-iary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or










                        revenues, whether now owned or hereafter ac-quired;

                   (m) own any assets or properties (including cash, Cash Equivalents and Investments) on which Obligee does not have a perfected first lien pursuant to the Security Documents; or

                   (n)  create or permit to exist any Subsidiary.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES

              The Company hereby represents and warrants to the Obligee that:

              4.1  Financial Condition.

                   (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, a copy of which has been furnished to the Obligee, fairly and accurately present the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                   (b) In the event the Issuance Date occurs after May 15, 1997: The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at March 31, 1997, and the related consolidated statements of income and cash flows for the three months then ended, a copy of which has been delivered to the Obligee, fairly and accurately presents the consolidated financial condition of the Company and its con-solidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three months, then ended (subject to normal year-end adjustments) and a Responsible Officer has so certified to the Obligee.

                   (c) All such financial statements described in clauses (a) and (b) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP ap-plied consistently throughout the periods involved (except for such inconsistencies as approved by such accountants or Respon-sible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability









         or liability for taxes, or any long-term lease or unusual for-ward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or in Schedule 4.1. Since December 31, 1996, there has been no sale, transfer or other disposition or agreement therefor by the Company or any of its consolidated Subsidiaries of any ma-terial part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) which is material in rela-tion to the consolidated financial condition of the Company and its consolidated Subsidiaries at December 31, 1996, except as described in Schedule 4.1 or consented to in writing by the Obligee in its sole discretion.

                   (d) The three-year Management Business Plan update for the period 1996-1998 delivered to the Obligee prior to the date hereof (i) was prepared in good faith upon assumptions believed by the Company to be reasonable, it being understood that the projections therein contained as to future events are subject to certain uncertainties and contingencies which are beyond the control of the Company and may be significant, and thus no assurance can be given that such projections will be realized, and (ii) presents fairly, in all material respects, the actual results of operations of the Company and Subsidiar-ies for the period from January 1, 1996 through the date thereof, in accordance with GAAP, subject to recurring year-end audit adjustments and the absence of footnotes.

              4.2  No Material Adverse Change.  Since December 31, 1996,
         (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be ex-pected to have a Material Adverse Effect, except such devel-opments or events or prospective developments or events as have been disclosed by the Company in filings with the Securities and Exchange Commission made prior to the date hereof and true and correct copies of which have been delivered to the Obligee or as set forth on Schedule 4.2, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries. As of the date hereof and the Issuance Date, no motion for the conversion of the case, appointment of a trustee, or dismissal is pending or has been denied, the reversal of which on appeal would af-fect the validity of this Agreement and no appeal has been taken from the entry of the Confirmation Order in the Reorgani-zation Proceedings, the reversal, modification, or affirmance of which will affect the validity or enforceability, or change










         the provisions, of this Agreement or any other Transaction Doc-ument.

              4.3 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdic-tion of its organization, except, in the case of any such Sub-sidiary, where all such failures to be in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, (b) has the corporate power and authority, and the le-gal right, to own and operate its property, to lease the prop-erty it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each juris-diction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that any failures to comply therewith is not reasonably likely, in the aggregate, to have a Material Adverse Effect.

              4.4 Corporate Power; Authorization; Enforceable Obliga-tions.

                   (a) The Company. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Secured Instrument and other Transaction Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Secured Instrument and the other Transaction Documents including the issuance of the Preferred Stock and the Initial Warrants. Except as set forth on
         Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Secured Instrument or the other Transaction Documents, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, and as remain in full force and effect. This Agreement and the other Transaction Documents to which the Company is party have been or will be, duly executed and delivered on behalf of the Com-pany. This Agreement, and each other Transaction Document executed and delivered constitutes, or when executed and deliv-ered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with










         its terms, except as enforceability may be limited by appli-cable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights gen-erally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                   (b) Subsidiaries. Each of the Subsidiaries (includ-ing Unrestricted Subsidiaries) party to the Transaction Docu-ments has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as set forth on Schedule 4.4, no consent or authorization of, fil-ing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceabil-ity of the Transaction Documents to which it is a party, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, and as remain in full force and effect. Each Transaction Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party has been or will be duly executed and delivered on behalf of each such Subsidiary. Each Transaction Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party, executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obliga-tion of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as enforce-ability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the en-forcement of creditors rights generally and by general equi-table principles (whether enforcement is sought by proceedings in equity or at law).

              4.5 No Legal Bar. The execution, delivery and perfor-mance of this Agreement, the Secured Instrument and the other Transaction Documents, and the use of the proceeds of the Secured Instruments will not violate (i) any Requirement of Law or (ii) except as disclosed on Schedule 4.5 hereto, any material Contractual Obligation of the Company or of any of its Subsidiaries or Unrestricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

              4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Au-thority is pending or, to the knowledge of the Company, threat-ened by or against the Company or any of its Subsidiaries or









         against any of its or their respective properties or revenues
         (a) with respect to this Agreement, the Secured Instrument or other Transaction Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably likely to have a Material Adverse Effect, which has not been disclosed (including, estimates of the Dollar amounts involved) in the Company's filings with the Securities and Exchange Commission made prior to the date hereof, true and correct copies of which have been delivered to the Obligee or on
         Schedule 4.6 hereto.

              4.7 No Default. Neither the Company nor any of its Sub-sidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect, except as disclosed, including estimates of the Dollar amounts involved, in the Com-pany's filings with the Securities and Exchange Commission made prior to the date hereof, true and correct copies of which have been delivered to the Obligee or on Schedule 4.7. No Default or Event of Default has occurred and is continuing. No default has occurred and is continuing under any of the Foothill Loan Documents or the indenture governing the Unsecured Cash Flow Notes.

              4.8 Ownership of Property; Liens. Each of the Company and its Subsidiaries, as the case may be, has good record and marketable title in fee simple to, or a valid leasehold inter-est in, all of the Collateral and all its other real property, and good title to all its other property necessary for the op-eration of its business, and none of such property of the Com-pany or such Subsidiaries is subject to any Lien except as per-mitted by Section 7.3. To the best knowledge of the Company, after diligent inquiry, the Collateral includes all property of the Company and its Subsidiaries that is not Excluded Property.

              4.9 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes nec-essary for the conduct of its business as currently conducted except for those the failure to own or license which is not reasonably likely to have a Material Adverse Effect (the "In-tellectual Property"). No claim has been asserted and is pend-ing by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intel-lectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Mate-rial Adverse Effect. To the knowledge of the Company, there









         exists no infringement upon the Intellectual Property rights of the Company and Subsidiaries by any other Person.

              4.10 Taxes. Each of the Company and its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures) has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are cur-rently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures), as the case may be) except tax claims which are to be paid on a deferred basis pursuant to the Reorganization Plan; no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed on Schedule 4.10.

              4.11 Federal Regulations. No part of the proceeds of the Secured Instrument will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

              4.12 ERISA. Except as disclosed on Schedule 4.12 or by letter to the Obligee referring to this Section 4.12 delivered on or prior to the date hereof in accordance with Section 6.7(d), no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. The Company and each Commonly Controlled Entity are in substantial compliance with the applicable provisions of ERISA with respect to each Plan. The present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued ben-efits, individually or in the aggregate for all Single Employer Plans (excluding for purposes of such computation any Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits), by more than
         $4,600,000.   Neither the Company nor any Commonly Controlled









         Entity is liable under Title IV of ERISA by reason of the ter-mination of a Single Employer Plan or the withdrawal from a Single Employer Plan in which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code, in-cluding each Single Employer Plan, is qualified in operation under Section 401(a) of the Code and is qualified in form under
         Section 401(a) of the Code, except with respect to any required amendments with respect to which the remedial amendment period under Section 401(b) of the Code has not expired. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw from all Multiem-ployer Plans in complete withdrawals within the meaning of Sec-tion 4203 of ERISA as of the valuation dates for such plans most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganiza-tion or Insolvent. Neither the Company nor any Commonly Con-trolled Entity is liable for fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(1) or 4071 of ERISA in an amount exceeding $50,000 in the aggregate at any time. There are no material claims (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or against the Company or any Commonly Controlled Entity in connection with any such Plan. Neither the Company nor any Commonly Controlled Entity is liable for post retirement benefits to be provided to their current and former employees under Plans which are welfare ben-efit plans (as defined in Section 3(1) of ERISA) except as re-quired by Section 4980B of the Code and Section 601 of ERISA.

              4.13 Investment Company Act; Other Regulations. The Com-pany is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Invest-ment Company Act of 1940, as amended. The Company is not sub-ject to regulation under any Federal or state statute or regu-lation which limits its ability to incur Indebtedness.

              4.14 Subsidiaries and Joint Ventures. The Subsidiaries listed on Schedule 4.14(A) constitute all of the Subsidiaries and such schedule identifies the shareholders of such Subsid-iary, the Joint Ventures listed on Schedule 4.14(B) constitute all of the Joint Ventures and such schedule identifies all own-ers of the Joint Venture interests thereof and the percentage equity ownership of such owners, and neither the Company nor any Subsidiary other than a Venture Subsidiary owns any Joint Venture interest.










              4.15 Environmental Matters. Each of the representations and warranties set forth in paragraphs (a) through (g) of this
         Section is true and correct, except as disclosed on Schedule
         4.15 or described in the certificate regarding environmental matters required pursuant to Section 5.1(i) or except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to have a Material Adverse Effect:

                    (a) The Total Real Property does not contain, and has not previously contained, therein, thereon, or thereunder, including the soil and groundwater thereunder, any Hazardous Materials in violation of any Environmental Law.

                    (b) The Company, its Subsidiaries, the Joint Ven-tures, the Total Real Property, and all operations and facili-ties at the Total Real Property, are in compliance with all Environmental Laws, and there are no Hazardous Materials or violations of any Environmental Law which could interfere with the continued operation of any of the Total Real Property or impair the fair saleable value of any thereof.

                    (c) Neither the Company nor any of its Subsidiaries nor any of the Joint Ventures has received any complaint or any notice of violation, alleged violation or investigation or of potential liability or designating any of such Persons as a potentially responsible party under any Environmental Law re-garding environmental protection matters or environmental per-mit compliance with regard to the Total Real Property, nor is the Company aware that any Governmental Authority is contem-plating delivering to the Company or any of its Subsidiaries or any of the Joint Ventures any such notice. Neither the Company nor any of its Subsidiaries nor any of the Joint Ventures has reported any releases of Hazardous Materials to any Governmen-tal Authority.

                    (d) Hazardous Materials have not been generated, treated, stored or disposed of, at, on or under any of the To-tal Real Property in violation of any Environmental Law, nor have any Hazardous Materials been transferred from the Total Real Property to any other location in violation of any Envi-ronmental Law nor have there been any treatment, storage or disposal operations on any of the Total Real Property requiring any approval or permit from any Governmental Authority. Nei-ther the Company nor any of its Subsidiaries nor any of the Joint Ventures has ever owned or operated or currently owns or operates any waste disposal or storage facilities, underground storage tanks or surface impoundments except as disclosed on
         Schedule 4.15.










                    (e) There are no governmental or administrative actions or judicial proceedings pending or, to the knowledge of the Company, contemplated under any Environmental Laws to which the Company or any of its Subsidiaries or any of the Joint Ven-tures is or, to the knowledge of the Company, will be named as a party with respect to the Total Real Property, nor are there any consent decrees or other decrees, consent orders, adminis-trative orders or other orders, or other administrative or ju-dicial requirements outstanding under any Environmental Law with respect to the Company or any of its Subsidiaries or any of the Joint Ventures or to any of the Total Real Property.

                    (f) There is no environmental condition associated with any of the Total Real Property which would impede the de-velopment thereof, including the presence of endangered or threatened species, or ecologically sensitive habitat or water rights or quality issues.

                    (g) Copies of all permits, authorizations and envi-ronmental reports for or with respect to the Total Real Prop-erty have been made available to the Obligee.

              4.16 Indebtedness. Schedule 4.16 lists all Indebtedness (including available commitments) of the Company and its Sub-sidiaries as existing on the date hereof.

              4.17 Contingent Obligations. Schedule 4.17 lists all Guarantee Obligations of the Company and all Guarantee Obliga-tions of any of its Subsidiaries.

              4.18 Restitution Program and Final Judgment. The Company and its Subsidiaries are in compliance with the "Restitution Program" and the "Final Judgment," as defined in the Reorgani-zation Plan.

              4.19 Certain Fees. No broker's or finder's fee or com-mission will be payable with respect to this Agreement or any other Transaction Document or any of the transactions contem-plated hereby or thereby except for the fee payable by the Com-pany to Banker's Trust pursuant to an engagement letter dated August 3, 1995, as amended by a letter agreement dated February 29, 1996, which the Company agrees to pay, and the Company hereby indemnifies the Obligee against, and agrees that it will hold the Obligee harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of coun-sel) arising in connection with any such claim, demand or lia-bility.










              4.20 Disclosure. No representation or warranty of the Company or any of its Subsidiaries contained in any Transaction Document or in any other document, certificate or written statement furnished to the Obligee by or on behalf of the Com-pany or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or any other Trans-action Document contains any untrue statement of a material fact or omits to state a material fact (known to the Company in the case of any document not furnished by it) necessary in or-der to make the statements contained herein or therein not mis-leading in light of the circumstances in which the same were made. Any projections and pro forma financial information con-tained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Obligee that such projec-tions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exer-cise of diligence be known) to the Company (other than matters of an economic nature affecting business enterprises generally) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and have not been disclosed herein or in such other written documents, cer-tificates and statements furnished to the Obligee for use in connection with the transactions contemplated hereby.

              4.21 Insurance. The Company and each of its Subsidiaries maintain, with financially sound and reputable insurers, insur-ance with respect to its properties and business and the prop-erties and business of its Subsidiaries, against loss and dam-age of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. At-tached as Schedule 4.21 is a complete and accurate description of all policies of insurance that will be in effect as of the Issuance Date for the Company and each of its Subsidiaries.

              4.22 Total Real Property Matters. The Company and each of its Subsidiaries (including the Joint Ventures) is in com-pliance with all development orders obtained by the Company and its Subsidiaries (including the Joint Ventures) with respect to any Total Real Property, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

              4.23 Reorganization Proceedings. The Company has deliv-ered to the Obligee true, correct and complete copies of the










         Reorganization Plan and Confirmation Order, together with cop-ies of any modifications thereto or subsequent proceedings with the Bankruptcy Court. The Company and its Subsidiaries are in all material respects in compliance with the Reorganization Plan and Confirmation Order.

              4.24  Excluded Subsidiaries; Unrestricted Subsidiaries.

                    (a) The Excluded Subsidiaries do not have, nor are they anticipated to have, any assets or revenues. The Excluded Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business.

                    (b) The Unrestricted Subsidiaries do not have, nor are they anticipated to have, any assets or revenues other than the assets disclosed on Schedule 4.24 as being owned by them and the revenues arising therefrom. The Unrestricted Subsid-iaries do not currently conduct, nor are they anticipated to begin to conduct, any business other than the businesses dis-closed on Schedule 4.24 as being conducted by them.

              4.25  [intentionally omitted]

              4.26 Bank Accounts. Schedule 4.26 (as amended from time to time by written notice to the Obligee) is a true and correct list of all Bank Accounts of the Company and its Subsidiaries.

              4.27 Utility Fund Trusts. All of the Company's obliga-tions under each of the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust Agreement, each dated December 8, 1992, and entered into by and between the Company and First Union National Bank of Florida as Trustee have been fully funded in the amount of $10,000,000.

              4.28  [intentionally omitted]

              4.29 SPUD Subsidiaries. Except as disclosed on Schedule 4.29, no Subsidiary is a SPUD Subsidiary.

              4.30 DRI and Zoning. The representations and warranties set forth in Schedule 4.30 are by this reference incorporated herein as though fully set forth and made in this Section 4.30.

         SECTION 5.  CONDITIONS PRECEDENT

              5.1 Conditions to Issuance. The obligation of the Obligee to accept the Secured Instrument and make the loan contemplated hereby and/or purchase Preferred Stock pursuant to the Investment Agreement is subject to the satisfaction, or










         waiver by the Obligee, on or before May 22, 1997, of the following conditions precedent:

                   (a) Secured Instrument Documents. The Obligee shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and the Subsidiaries,
         (ii) a Secured Instrument conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company and the Subsidiaries, (iii) each other Secured Instrument Document conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Com-pany or each of its Subsidiaries (including each of the Unre-stricted Subsidiaries as to its Acknowledgment under the Stock Pledge Agreement), as the case may be, which are parties to such Secured Instrument Document, (iv) each other Transaction Document, executed and delivered by a duly authorized officer of each party thereto and (v) copies, certified as true and correct copies by a Responsible Officer, of the Security Documents.

                   (b) Corporate Proceedings of the Company. The Obligee shall have received a copy of the resolutions, in form and substance satisfactory to the Obligee and dated on or prior to the date hereof, of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Secured Instrument, and the other Transaction Documents to which it is a party, certified by the secretary or an assistant secretary of the Company as of the Issuance Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to the Obligee.

                   (c) Corporate Proceedings of the Subsidiaries. The Obligee shall have received a copy of the resolutions, in form and substance satisfactory to the Obligee and dated on or prior to the date hereof, of the Board of Directors of each Subsid-iary which is a party to any Transaction Document authorizing the execution, delivery and performance of the Transaction Doc-uments to which it is a party, certified by its secretary or an assistant secretary as of the Issuance Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfac-tory to the Obligee.

                   (c) Corporate Documents. The Obligee shall have re-ceived true and complete copies of (i) the certificate or ar-ticles of incorporation of the Company and each of its Subsid-iaries which is a party to any Transaction Document certified









         by the Secretary of State of their respective jurisdictions of incorporation as of a recent date prior to the Issuance Date,
         (ii) the Bylaws of the Company and each of its Subsidiaries which is a party to any Transaction Document certified as of the Issuance Date by its secretary or an assistant secretary,
         (iii) good standing certificates, including, in states which provide such certificates, certification of tax status, of the Company and each of its Subsidiaries which is a party to any Transaction Document certified by the Secretary of State of their respective jurisdictions of incorporation and of each jurisdiction in which they are qualified to do business as a foreign corporation dated as of a recent date prior to the Is-suance Date and (iv) incumbency and signature certificates for the Company and each Subsidiary executing any Transaction Docu-ment as of the Issuance Date.

                   (e) Other Documents. The Obligee shall have received copies, certified as true and correct by a Responsible Officer, of (i) the indenture relating to the Unsecured Cash Flow Notes and the Foothill Loan Documents, each as amended through the Issuance Date, and (ii) the Business Plan and the Beige Book.

                   (f) No Violation. The consummation of the transac-tions contemplated hereby and by the other Transaction Docu-ments shall not contravene, violate or conflict with, nor in-volve the Obligee in any violation of, any Requirement of Law.

                   (g) Consents, Authorizations, and Filings. The Obligee shall have received a certificate of a Responsible Of-ficer (i) attaching copies of all consents, authorizations, and filings referred to in Section 4.4 and in any similar provision of any of the other Transaction Documents, and (ii) stating that such consents, authorizations, and filings are in full force and effect and each such consent, authorization, and fil-ing shall be in form and substance satisfactory to the Obligee.

                   (h) Legal Opinions. The Collateral Agent and the Obligee shall have received executed legal opinions dated as of the Issuance Date in form and substance satisfactory to the
         Obligee:

                        (i) Arent Fox Kintner Plotkin & Kahn, counsel to the Company and its Subsidiaries;

                       (ii) corporate counsel to the Company and its Subsidiaries;












                      (iii) Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., special Florida counsel to the Company and its Subsidiaries;

                       (iv) Chambliss & Bahner, special Tennessee coun-sel to the Company and its Subsidiaries; and

                        (v) Carlton Fields Ward Emmanuel Smith & Cut-ler, P.A., special Florida counsel to the Obligee.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Transaction Documents as the Obligee may reasonably re-quire.

                   (i) Certification as to Environmental Matters. The Obligee shall have received a certificate of a Responsible Of-ficer (i) stating that the Company is not aware of any environ-mental matters in connection with any of the Total Real Prop-erty which could reasonably be expected to result in a liabil-ity to the Company or any Subsidiary or any Joint Venture in excess of $200,000 except as listed on a schedule attached to such certificate and (ii) certifying that the Company has made, and agreeing that the Company will continue to make, available to the Obligee copies all notices, citations, requests for in-formation and reports from the Environmental Protection Agency, Florida Department of Environmental Regulation or other Fed-eral, state or local environmental regulatory agency having jurisdiction over any of the Total Real Property, and any re-port or audit prepared by a private company with respect thereto.

                   (j) Continued Perfection of Security Interests. The Company and its Subsidiaries party to any of the Security Docu-ments shall have taken or cause to be taken all such actions deemed necessary or desirable by the Obligee to ensure that Collateral Agent or the Obligee has and continues to have a valid and perfected security interest in the Collateral granted by the Security Documents subject to the Liens permitted pursuant to this Agreement and the Security Documents (and the Obligee and Collateral Agent shall have received satisfactory evidence thereof). Such action shall include: (i) the delivery by the Company pursuant to the Stock Pledge Agreement of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent and the Obligee) representing all Subsidiary Stock; (ii) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by each









         of the Company and each of its Subsidiaries as to the Col-lateral granted by each such party for all jurisdictions as may be necessary or desirable to perfect or continue the perfection of Collateral Agent's security interest in such Collateral; and
         (iii) evidence reasonably satisfactory to Collateral Agent and the Obligee that all other filings, recordings and other actions Collateral Agent and the Obligee deems necessary or advisable to establish, preserve and perfect the Liens and the priority thereof granted to Collateral Agent and the Obligee hereunder shall have been made.

                   (k) Real Property Matters. The Obligee shall have received: (i) such Mortgages and Deeds of Trust as may be re-quested by the Obligee, in each case in form and substance sat-isfactory to the Obligee and its local counsel, to protect and preserve the Lien and priority of the Mortgages and Deeds of Trust as they secure the Secured Obligations and other amounts due hereunder and under the other Transaction Documents, to-gether with new ALTA lender's extended coverage policies of title insurance or amendments of the existing ALTA lender's extended coverage policies of title insurance on the Real Prop-erty encumbered by the Mortgages and Deeds of Trust in liabil-ity, amount and form issued by a title company satisfactory to the Obligee showing the Mortgages and Deeds of Trust as first Liens upon the respective Real Property, subject only to Liens permitted hereunder and thereunder and such other exceptions or exclusions as may be approved by the Obligee in its sole discretion, together with any endorsements reasonably required by the Obligee, and affirmative assurance that the improvements are fully located within the boundaries of the insured land; and (ii) in respect of the Total Real Property listed on
         Schedule 5.1(k) and subject to Section 5.3(a), copies of such appraisals, surveys, environmental audit reports, satisfactory evidence of entitlements (including so-called "zoning letters"), and other documents as the Obligee may request, each as specified or contemplated on Schedule 5.1(k). The legal descriptions of real property Collateral shall be satisfactory to Obligee and its local counsel.

                   (l)  [intentionally omitted]

                   (m)  [intentionally omitted]

                   (n)  [intentionally omitted]

                   (o) Evidence of Insurance. The Company shall have delivered to the Obligee certificates of insurance naming Col-lateral Agent on behalf of the Obligee as loss payee under the casualty and surety policies required pursuant to Section 6.5.










                   (p) No Material Adverse Effect. On the Issuance Date, the Obligee shall have received an officer's certificate executed by a Responsible Officer stating that no Material Ad-verse Effect has occurred since September 30, 1996.

                   (q) Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto, and the Obligee shall have received a fully executed copy thereof in form and substance satisfactory to the Obligee.

                   (r) Fees, Costs, and Expenses. The Company shall have paid, when and as invoiced: (i) to the Obligee all fees, costs, and expenses of the Obligee and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the other Transaction Documents, and any other documents executed in connection herewith or therewith; and
         (ii) to the Collateral Agent all fees, costs, and expenses of Collateral Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, any other Transaction Documents to which it is a party and any other documents executed in connection herewith or therewith.

                   (s) Borrowing Request. The Company shall have de-livered a Borrowing Request, signed by a Responsible Officer, specifying the amount of the borrowing requested and the date such borrowing is to be made and certifying, as of the date of such certificate and the date of such borrowing, to the fact that no Default or Event of Default has occurred and that each representation and warranty of the Company or any Subsidiary contained in this Agreement and each other Transaction Document was true and correct in all material respects when made and on as of the date of such certificate and the date of such borrow-ing.

                   (t)  [intentionally omitted]

                   (u) Consents under Certain Loan Documents. Any con-sents necessary under the terms of the Security Documents and other Foothill Loan Documents in connection with the transac-tions contemplated by the Transaction Documents shall have been obtained and shall be in form and substance satisfactory to the Obligee.

                   (v) Other Matters. The Company shall have made available to the Obligee such other documents and information, or taken such other actions, as the Obligee may reasonably re-quest.

                   (w)  [intentionally omitted]









                   (x) Tax Servicing Contracts. Provision reasonably satisfactory to the Obligee shall have been made for delivery to it of all reports and information delivered to the holders of the Foothill Debt pursuant to any Tax Servicing Contracts existing in favor of such holders in respect of Real Property located in Florida and Tennessee.

                   (y)  [intentionally omitted]

                   (z) Use of Proceeds. The Obligee shall have received an officer's certificate executed by a Responsible Officer specifically describing the use to be made of the proceeds of the issuance of the Secured Instrument and the Obligee shall approve such use, in its sole and absolute discretion.

                   (aa) Collateral Agent. Persons reasonably satisfac-tory to the Obligee shall have agreed to serve as Collateral Agent under the Transaction Documents and shall have executed and delivered each Transaction Document to which the Collateral Agent is a party.

              5.2  [intentionally omitted]

         SECTION 6.  AFFIRMATIVE COVENANTS

              The Company hereby agrees that, from and after the date hereof and until the "Closing Date" (as defined in the Invest-ment Agreement) and thereafter at any time while there shall be due and owing and unpaid any Repurchase Obligation under Sec-tion 8 of the Certificate of Designation, the Company shall, and shall cause each of its Subsidiaries (including the Special Purpose Subsidiary, except to the extent that any agreement between the Obligee and the Company with respect to the Special Purpose Subsidiary shall provide to the contrary) to:

              6.1  Financial Statements.  Furnish to the Obligee:

                   (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the and of such year and the related consolidated state-ments of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Obligee;









                   (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the consolidating balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsid-iaries) as at the end of such year and the related consolidat-ing statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Respon-sible Officer as being fairly stated in all material respects;

                   (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited con-solidated and consolidating balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsid-iaries) as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and re-tained earnings and of cash flows of the Company and its con-solidated Subsidiaries (including Unrestricted Subsidiaries) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Respon-sible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidat-ing financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

                   (d) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unau-dited consolidated balance sheet of the Company and its con-solidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries (including Unre-stricted Subsidiaries) for such month, setting forth in each case in comparative form the figures for such month as set forth on the Business Plan and, beginning in fiscal year 1996, with a comparison to the same calendar month of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) (subject to normal year-end audit adjustments); and

                   (e) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter, projections by the Company of the operating cash flow budget of the Company and its Subsidiaries for (i) the following two fiscal quarters, prepared on a monthly basis and (ii) the two fiscal quarters










         thereafter, prepared on a quarterly basis, certified by a Re-sponsible Officer as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were rea-sonable in light of conditions existing at the time of delivery thereof and represented, at the time of delivery, the Company's best estimate of its future financial performance;

                   all such financial statements to be complete and cor-rect in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                   Furnish, or cause each Subsidiary with an investment in a Borrowing Base Joint Venture to furnish, to the Obligee:

                   (f) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the relevant Borrowing Base Joint Venture, a copy of the balance sheet of such Joint Venture as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in com-parative form the figures for the previous year; if such finan-cial statements are required under the relevant Borrowing Base Joint Venture's governing or charter documents or other mate-rial agreement (including financing agreements) to be audited, then such financial statements shall be reported on without a "going concern" or like qualification or exception, or qualifi-cation arising out of the scope of the audit, by independent certified public accountants acceptable to the Obligee;

                   (g) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of the relevant Borrowing Base Joint Venture, the unau-dited balance sheet of such Borrowing Base Joint Venture as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of such Borrow-ing Base Joint Venture for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to normal year-end audit adjustments); and













                   (h) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unau-dited balance sheet of the relevant Borrowing Base Joint Ven-ture as at the end of such month and the related unaudited con-solidated statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such month, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all mate-rial respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to normal year-end audit adjustments);

                   all such financial statements to be complete and cor-rect in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

              6.2  Certificates; Other Information.  Furnish to the
         Obligee:

                        (i) concurrently with the delivery of the fi-nancial statements referred to in Section 6.1(a), a cer-tificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, except as speci-fied in such certificate;

                       (ii) concurrently with the delivery of the fi-nancial statements referred to in Sections 6.1(a), (b) and
              (c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Company and each Subsidiary during such period has ob-served or performed the covenants of Section 7 and all other of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Secured Instrument and in the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge that a Default or Event of Default has occurred and is continuing except as specified in such certificate, and, if a Default or Event of Default exists, stating the details thereof and what actions the Company proposes to take with respect thereto;

                      (iii) within five Business Days after the same are sent, copies of all financial statements and reports









              which the Company sends to its stockholders and all finan-cial statements and reports which the Company or any of its Subsidiaries sends to the holders or trustee of any Unsecured Cash Flow Notes, and within five Business Days after the same are filed, copies of all financial state-ments and reports which the Company may make to, or file with, the Securities and Exchange Commission or any suc-cessor or analogous Governmental Authority;

                       (iv) within 10 Business Days after the same are delivered, copies of all financial statements and all ma-terial reports, management letters or other financial in-formation prepared for its Board of Directors;

                        (v) on a monthly basis and, in any event, by no later than the 30th day of each month: (w) a detailed calculation of the Borrowing Base; (x) a summary listing, by Borrowing Base category, of the Total Real Property included directly or indirectly in the Borrowing Base and, by Joint Venture, of the investments of the Venture Sub-sidiaries in Joint Ventures, with, in each case, a summary reconciliation to such listing provided in respect of the prior month; (y) a detailed aging, by total, of the Homes-ite Commercial Receivables and of the Commercial Receiv-ables and of the JV Receivables; and (z) a summary aging, by vendor, of the Company's accounts payable and any book overdraft; in each case, in form satisfactory to the Obligee;

                       (vi) not later than the tenth Business Day of every month, the monthly Management Business Plan update for the previous month, in form substantially equivalent to that attached hereto as Schedule F-1;

                      (vii) not later than the tenth Business Day of every month, the "Land Sales Report" for the previous month, in form substantially equivalent to that attached hereto as Schedule G-1; and

                     (viii) promptly, such additional financial and other information as the Obligee may from time to time reasonably request.

              6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and re-serves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as









         the case may be or where the terms of this Agreement or the Reorganization Plan would prohibit such payment, discharge, or satisfaction.

              6.4 Conduct of Business and Maintenance of Existence. Subject to Sections 7.5, 7.6, 7.7 and 7.9: continue (a) to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and (b) to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

              6.5 Maintenance of Property; Insurance. Keep all prop-erty useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Obligee, upon written request, full information as to the insurance car-ried. Each such policy of insurance shall name Collateral Agent as a loss payee thereunder and shall provide for at least thirty days prior written notice to the Obligee of any material modification or cancellation of such policies. On the Issuance Date and on each anniversary thereafter, the Company and its Subsidiaries shall submit to the Obligee certificates of insur-ance evidencing compliance with this Section 6.5.

              6.6 Inspection of Collateral; Books and Records; Apprais-als. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Re-quirements of Law shall be made of all dealings and transac-tions in relation to its business and activities; and permit representatives of the Obligee with respect to the Company and its Subsidiaries, to inspect the Collateral and related proper-ties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Sub-sidiaries with officers and employees of the Company and such Subsidiaries and with its independent certified public accoun-tants. From time to time, if the Obligee determines that ob-taining appraisals is necessary or appropriate, the Obligee will obtain appraisal reports from appraisers satisfactory to the Obligee, stating then current fair market values of all or any portion of the Total Real Property. Anything herein to the contrary notwithstanding, the Company shall not be obligated to









         reimburse the Obligee with respect to appraisals of the same particular item of Total Real Property that occur more fre-quently than once in any year, unless an Event of Default has occurred and is continuing or there has occurred a material adverse change in the value of the Collateral, in which case the Company shall be obligated to reimburse the Obligee with respect to as many appraisals as the Obligee deems necessary to conduct.

              6.7  Notices.  Promptly give notice to the Obligee of:

                   (a) the occurrence of any Default or Event of De-fault;

                   (b) any (i) default or event of default under any Contractual Obligation of the Company or, to the knowledge of the Company, any of its Subsidiaries or (ii) litigation, inves-tigation or proceeding which may exist at any time between the Company or, to the knowledge of the Company, any of its Subsid-iaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                   (c) any litigation or proceeding affecting the Com-pany or, to the knowledge of the Company, any of its Subsidiar-ies in which the amount involved is $250,000 or more and, not covered by insurance or in which injunctive or similar relief is sought;

                   (d) as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof, the occurrence or expected occurrence of any event or condition described in Section 4.12 which could reasonably be expected to result in liability of the Company or any Commonly Controlled Entity in excess of $100,000 and which is not reflected in the financial statements most recently delivered to the Obligee pursuant to Section 6.1; and

                   (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

                   Each notice pursuant to this Section shall be ac-companied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

              6.8  Environmental Laws.

                   (a) Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all









         Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be ex-pected to have a Material Adverse Effect;

                   (b) Conduct and complete all investigations, stud-ies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Au-thorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not rea-sonably be expected to have a Material Adverse Effect; and

                   (c) Defend, indemnify and hold harmless the Obligee, and its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabil-ities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, aris-ing out of, or in any way relating to, the violation of or non-compliance with any Environmental Laws applicable to the real property owned or operated by the Company or any of its Subsid-iaries, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consult-ant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the fore-going arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section shall survive the payment of the Secured Instrument and all other amounts payable hereunder.

              6.9 Business Plan. Furnish to the Obligee on or before the tenth day following approval by the Company's Board of Di-rectors, but in no event later than December 31 of each fiscal year and within 10 days (after approval by the Company's Board of Directors, if applicable) of any amendment, modification or update thereto, a Business Plan of the Company and its Subsid-iaries for the next succeeding fiscal year in a form and in substance satisfactory to the Obligee setting forth in reason-able detail a projected statement for such fiscal year's income and cash flow with a projected balance sheet as of the close of the succeeding fiscal year end, accompanied by a statement of a Responsible Officer that the Business Plan projected statements of income, cash flow and balance sheet for the succeeding fis-cal year have been adopted by the Board of Directors of the Company. The Company and its Subsidiary shall at all times conduct their business substantially in accordance with the Business Plan and shall not materially modify or deviate from









         such Business Plan without the prior written approval of the Obligee.

              6.10 Compliance with Other Transaction Documents. Comply with, and cause the Subsidiaries to comply with, all of the Transaction Documents.

              6.11 Dividends from Subsidiaries. Cause the Subsidiaries (other than the Special Purpose Subsidiary, to the extent the Transaction Documents provide to the contrary) to pay dividends to the Company from the Net Cash Proceeds of any sales of as-sets (including Real Property Sales) to the extent not prohib-ited by law, including the proceeds of any utility condemna-tions; provided that proceeds from the sale of residential units, lots or tracts by Subsidiaries (a) from developed phases of a multi-phase project comprising Subsidiary Property Under Development may be used to pay all costs associated with devel-opment of the same phase or additional phases of the same project, including reasonable reserves for such anticipated costs during the period commencing on the date of sale to the date 180 days after the date of sale (excluding any costs which are an allocated share of corporate general and administrative expenses of the Company or any Subsidiary), and (b) from single phase projects comprising Subsidiary Property Under Development to the extent units, lots or tracts may be sold in accordance with applicable laws and regulations prior to completion of the projects may be used to pay all costs associated with develop-ment of such project (excluding any costs which are an al-located share of corporate general and administrative expenses of the Company or any other Subsidiary), in either case until the conclusion of the project, at and following which time all such proceeds shall be distributed to the Company. For pur-poses hereof, "conclusion of the project" shall mean the completion of structure or infrastructure development of the project (or, with multi-phase projects: (a) (i) the final phase of the project, or (ii) the sale of substantially all units thereon; and (b) the payment of the Indebtedness in re-spect of Subsidiary Property Under Development that prohibits such distributions) in accordance with the requirements of ap-plicable laws and regulations.

              6.12  Supplemental Reports Regarding Real Property.

                    (a) Furnish to the Obligee such supplemental title reports on the Real Property subject to the Deed of Trust and Mortgages as the Obligee may reasonably request from time to time; provided the Company shall not be required to provide such supplemental reports more than once per quarter.











                    (b) No later than 60 days after the Issuance Date, the Company shall deliver to the Obligee such third party ap-praisals, environmental reports, surveys, and ALTA title poli-cies, as would have complied with the provisions of Section 5.1(l) if delivered on the Issuance Date with respect to all Real Property to the extent such reports were not required by the Obligee to be delivered on or prior to the Issuance Date.

              6.13 Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would or could be reasonably expected to cause a Material Adverse Effect.

              6.14 Other Notices. Promptly give notice to the Obligee of:

                    (a)  the creation of any new Deposit Account; and

                    (b) the organization or formation of any new Ven-ture Subsidiary, any other Subsidiary, any Unrestricted Subsid-iary, or any Joint Venture; or the disposition or dissolution of any Excluded Subsidiary;

                    in each case, together with such information related thereto as the Obligee may request.

              6.15 The Company Operating Account Control Agreement. Maintain in full force and effect the Company Operating Account Control Agreement. At all times from and after the date hereof, the Company shall continue to maintain the Company's cash management system substantially as such system exists on the date hereof, and shall continue to concentrate the funds of the Company into the Company Operating Account except to the extent that such funds reasonably are required to be held in other accounts for permitted uses by the Company, and except to the extent that such funds are invested in investments permit-ted by Section 7.9.

              6.16 Foothill Reports. Deliver to the Obligee a copy of each report, certificate or other document or information de-livered to the lenders or agent pursuant to the Foothill Loan Documents, concurrently with the delivery thereof to such lend-ers or agent, including all annexes or attachments thereto.

         SECTION 7.  NEGATIVE COVENANTS

              The Company hereby agrees that, from and after the date hereof and until the "Closing Date" (as defined in the Invest-ment Agreement) and thereafter at any time while there shall be









         due and owing and unpaid any Repurchase Obligation under Sec-tion 8 of the Certificate of Designation, the Company shall not, and shall not permit any of its Subsidiaries (other than the Special Purpose Subsidiary) to, directly or indirectly:

              7.1 Maintenance of Consolidated Net Worth; Interest Charge Coverage Ratio. Permit (i) Consolidated Net Worth at any time to be less than the amounts set forth below (hereinaf-ter referred to as the "Minimum Consolidated Net Worth") the sum of: (a) $23,500,000; and (b) 50% of the Annual Net Income for the prior fiscal year; provided, however, that the amount determined under this clause (b) shall never be less than zero, or (ii) permit the Interest Charges Coverage Ratio at any time to be less than 1.5.

                    To demonstrate compliance with the Minimum Consoli-dated Net Worth and the Interest Charges Coverage Ratio cov-enants set forth in this Section, the Company shall furnish to the Obligee (i) within 45 days of the close of each calendar quarter a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth and the Interest Charges Cover-age Ratio for such date calculated in accordance with this Sec-tion 7.1, and the calculation upon which it is based; and (ii) within 90 days of the close of each fiscal year, a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth and the Interest Charges Coverage Ratio as of such date calculated in accordance with this Section 7.1 and the calcula-tion upon which it is based, reflecting in such annual certifi-cate any addition to the Minimum Consolidated Net Worth that the Company is required to maintain resulting from the Annual Net Income for the fiscal year then ended, but only as calcu-lated under clause (b) of this Section 7.1.

              7.2 Limitation of Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                    (a) Indebtedness of the Company under or in respect of the Transaction Documents;

                    (b) Indebtedness under or in respect of (i) the Revolving Loan Agreement (including Indebtedness in respect of Letters of Credit issued under the Revolving Loan Agreement), and any replacement of the Revolving Loans, not to exceed $45,000,000 in the aggregate principal amount outstanding at any time (unless increased to an amount up to $50,000,000 pur-suant to an increase in the Working Capital Loan Commitments (as defined in the Revolving Loan Agreement) from $20,000,000 to an amount up to $25,000,000 in accordance with the terms of the "Intercreditor Agreement" included in the Foothill Loan Documents) or (ii) the Secured Floating Rate Note Agreement,









         and any replacement Indebtedness, not to exceed the amount then outstanding under such Note Agreement, provided that any such replacement loans shall be on terms and conditions collectively no less favorable to the Company than those set forth in the Revolving Loan Agreement or the Secured Floating Rate Note Agreement, as applicable;

                    (c)  [intentionally omitted];

                    (d) Indebtedness of the Company in respect of the Unsecured Cash Flow Notes;

                    (e) Indebtedness of the Company and its Subsidiar-ies at any time outstanding, whether recourse or nonrecourse and whether incurred in connection with Subsidiary Property Under Development or otherwise, not exceeding $55,000,000 (less the face amount of all outstanding Guarantee Obligations per-mitted under Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture) in the aggregate; provided, however, that the proceeds of such Indebtedness used to acquire, finance, or refinance Real Property shall not ex-ceed 80% of the lesser of the purchase price or fair market value of such Real Property at the time of application of such proceeds;

                    (f) Indebtedness of the Company to any Subsidiary or of any Subsidiary to the Company; provided that (i) such intercompany Indebtedness shall not be evidenced by promissory notes or any other instruments, and (ii) all Indebtedness of Subsidiaries to the Company shall not exceed an aggregate prin-cipal amount of $20,000,000 at any time;

                    (g) Indebtedness of the Company and its Subsidiar-ies outstanding on the date hereof and listed on Schedule 4.16;

                    (h) The limitations otherwise imposed by Section 7.2(e) notwithstanding, Indebtedness of any Subsidiary to Per-sons extending acquisition or project development financing in connection with Subsidiary Property Under Development of the Subsidiary (any Subsidiary incurring such Indebtedness shall be referred to in this Section 7.2(h) as a "SPUD Subsidiary"); provided that (i) neither the Company nor any Subsidiary other than that SPUD Subsidiary is liable for such Indebtedness in respect of that Subsidiary Property Under Development, directly or pursuant to a Guarantee Obligation or otherwise, (ii) such outstanding Indebtedness permitted pursuant to this Section 7.2(h) shall not exceed in the aggregate $75,000,000 minus other outstanding Indebtedness of the Company and Subsidiaries permitted pursuant to Section 7.2(e), and (iii) the proceeds of any such Indebtedness used to acquire, finance or refinance









         Real Property shall not exceed 80% of the purchase price or fair market value of such property, whichever is less, at the time of the application of such proceeds;

                    (i)  [intentionally omitted];

                    (j)  [intentionally omitted]; and

                    (k) Indebtedness of Subsidiaries for the develop-ment of infrastructure, common areas, or recreational facili-ties owing to quasi-governmental entities such as community development and special districts to the extent financed through the issuance of industrial revenue bonds or other simi-lar public financing; provided that (except for Liens permitted pursuant to Section 7.3(q)) there is no direct or indirect re-course to the Company with respect to such Indebtedness (other than inchoate Liens arising by operation of law in respect of such Indebtedness) and such Indebtedness shall not exceed $15,000,000 in the aggregate at any one time outstanding; pro-vided further that the Company shall give the Obligee prior written notice of the incurrence of any such Indebtedness under this Section 7.2(k).

                    Anything to the contrary notwithstanding, in no event shall the Company or any Subsidiary co-make, endorse, guarantee (except to the extent permitted under Section 7.4(c)), or otherwise become liable or have any recourse with respect to any Indebtedness of any of the Unrestricted Subsid-iaries.

              7.3 Limitation on Liens. Create, incur, assume or suf-fer to exist any Lien upon any of its property, assets or rev-enues, whether now owned or hereafter acquired, except for:

                    (a) Liens securing Indebtedness permitted by Sec-tion 7.2(a);

                    (b) Liens securing Indebtedness permitted by Sec-tion 7.2(b);

                    (c)  [intentionally omitted];

                    (d) Liens against the Section 365(j) Property se-curing the Section 365(j) Claims pursuant to the Reorganization Plan;

                    (e) Liens for taxes (i) which are not yet delin-quent, or (ii) which are not in an aggregate amount, as to the Company and all Subsidiaries, of greater than $1,000,000, or
         (iii) which are being contested in good faith by appropriate









         proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Sub-sidiaries, as the case may be, in conformity with GAAP;

                    (f) carriers', warehousemen's, mechanics', con-struction, materialmen's, repairmen's or other like Liens aris-ing in the ordinary course of business which do not remain un-satisfied or undischarged for a period of more than 60 days or which are being contested in good faith by appropriate pro-ceedings;

                    (g) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carri-ers under insurance or self-insurance arrangements;

                    (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statu-tory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (i) easements, rights-of-way, restrictions, devel-opment orders, plats, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materi-ally detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

                    (j) Liens granted by the Company or any Subsidiary, as lessee, in the ordinary course of business on leased equip-ment, leasehold improvements and furnishings;

                    (k) Liens created, incurred or assumed in connec-tion with the acquisition of, or the refinancing or any subse-quent refinancing of Indebtedness incurred in connection with property, plant and equipment acquired after the date hereof and attaching only to the property, plant and equipment being acquired or refinanced, if the Indebtedness secured thereby does not exceed (i) in any acquisition, 80% of the purchase price or fair market value of any Real Property, whichever is less, at the time of such acquisition and (ii) in any refinanc-ing, the outstanding Indebtedness being refinanced;

                    (l) other Liens in existence on the date hereof listed on Schedule 7.3, provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of any Indebtedness or other obligations secured thereby is not increased;









                    (m) Liens granted pursuant to Section 7.7 of the Reorganization Plan;

                    (n) Liens granted by the Company or Subsidiaries upon Real Property and related Personal Property which is Sub-sidiary Property Under Development and which is either financed by Indebtedness incurred by Subsidiaries pursuant to Section 7.2(e) or 7.2(h), or contributed by the Company to a Subsidiary pursuant to Section 7.9(g);

                    (o)  [intentionally omitted];

                    (p)  [intentionally omitted]; and

                    (q) inchoate Liens solely arising by operation of law in respect of Indebtedness incurred pursuant to Section 7.2(k).

              7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except:
         (a) the Guarantee Obligations listed on Schedule 4.17; (b) Guarantee Obligations made in the ordinary course of its busi-ness by the Company of obligations (other than Indebtedness) of any of its Subsidiaries, which obligations are otherwise per-mitted under this Agreement; (c) Guarantee Obligations by the Company of Indebtedness of any Subsidiary, Unrestricted Subsid-iary, or Joint Venture; provided, however, that any outstanding Guarantee Obligations permitted under this Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture shall reduce on a dollar-for-dollar basis the $55,000,000 limitation otherwise available for Indebtedness permitted under Section 7.2(e) and that the sum of all Indebt-edness permitted under Section 7.2(e) and all Guarantee Obliga-tions permitted pursuant to this Section 7.4(c) shall not ex-ceed $55,000,000 in the aggregate; provided further, that the Company may not incur any Guarantee Obligation with respect to Indebtedness of any Subsidiary permitted pursuant to Section 7.2(h).

              7.5 Limitations on Fundamental Changes. Except to the extent such merger, consolidation, or amalgamation is of a Sub-sidiary with and into the Company, or between or among wholly owned Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suf-fer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided that the Com-pany or any Subsidiary may convey, sell, assign, transfer or have condemned or otherwise disposed of assets to the extent










         permitted by Section 7.6 so long as the proceeds of any such sale are applied in accordance with this Agreement.

              7.6 Limitation on Sale of Assets. So long as no Default or Event of Default has occurred and is continuing or would result therefrom (unless the Permitted Sale Asset is the sub-ject of a binding written contract of sale with an unaffiliated third party entered into prior to the first date on which the applicable Default or Event of Default occurred)), convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, except the following ("Permitted Sale Assets"):

                    (a)  raw land;

                    (b) homes or homesites in the ordinary course of its business;

                    (c) obsolete or worn out property disposed of in the ordinary course of business;

                    (d)  Commercial Real Estate;

                    (e) (i) the sale or discount without recourse of Commercial Receivables or Homesite Contract Receivables in the ordinary course of business; and (ii) during the period com-mencing on October 1, 1996 and ending on December 31, 1997, the sale or discount with recourse of Commercial Receivables relat-ing solely to homesites located in Tennessee in an aggregate amount not to exceed $8,000,000;

                    (f) dispositions on or after October 1, 1996 not otherwise permitted hereunder the proceeds of which, in the aggregate, do not exceed $2,000,000 in any 12-month period;

                    (g) sales or other transfers of any partnership interests or joint venture interests in entities that are not wholly owned, collectively, by the Company and its Subsidiar-ies; and

                    (h)  transactions permitted under Section 7.5.

         Upon any permitted sale as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon the Collateral included in any such sale; provided that there exists no De-fault or Event of Default hereunder and no Default or Event of Default would result therefrom; and provided further, that Col-lateral Agent's Lien shall continue against the proceeds of










         such sale, as evidenced by any and all documents and filings as may be required by the Obligee.

              7.7 Limitation on Dividends. Declare or pay any divi-dend (other than dividends payable solely in common stock or preferred stock of the Company) on, or make any payment on ac-count of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company other than the Preferred Stock, whether now or hereafter outstanding, or make any other distributions in respect thereof, either di-rectly or indirectly, whether in cash or property (other than distributions or dividends in the form of common stock or pre-ferred stock of the Company) or in obligations of the Company or any Subsidiary, except for dividends declared and paid by any Subsidiary to the Company or any Subsidiary.

              7.8 Limitation on Capital Expenditures. Make, or enter into any agreement the performance of the terms of which would require the Company or any Subsidiary to make (by way of the acquisition of securities of a Person or otherwise), any expen-ditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with nominal replacement and maintenance programs properly charged to current operations), exceeding in the ag-gregate $25,000,000 for the Company and its Subsidiaries during any 12-month period from and after October 1, 1996.

              7.9 Limitation on Investments, Loans, and Advances. Ex-cept to the extent of assets in the Reserve Accounts, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other secu-rities of or any assets constituting a business unit of, or make any other Investment in, any Person, except:

                    (a) extensions of trade credit in the ordinary course of business;

                    (b)  investments in Cash Equivalents;

                    (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses and for advances on salary prior to, and otherwise payable during, an employee's vacation, in the ordinary course of business in an aggregate amount for the Company and its Sub-sidiaries not to exceed $500,000 in any one time outstanding;

                    (d) investments by the Company in any Subsidiary or by any Subsidiary in the Company or any other Subsidiary in










         connection with cash management procedures in the ordinary course of business;

                    (e) (i) loans by the Company to its Subsidiaries or by any Subsidiary of the Company to the Company to the ex-tent such Indebtedness is permitted pursuant to Section 7.2(f); and (ii) capital contributions to Subsidiaries other than Ven-ture Subsidiaries so long as the Company or its Subsidiary mak-ing the capital contribution receives stock equal to the value of the capital contributed as determined in accordance with GAAP; provided, that Collateral Agent's Lien shall continue against such stock received by the Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all docu-ments and filings as may be required by Collateral Agent and the Obligee;

                    (f)  extensions of credit for sale of assets;

                    (g) capital contributions to Venture Subsidiaries for the purpose of making investments in Joint Ventures and to Unrestricted Subsidiaries so long as the Company or its Subsid-iary making the capital contribution receives stock, partner-ship interests, joint venture interests, or beneficial inter-ests, respectively, equal to the value of the capital contrib-uted as determined in accordance with GAAP (and upon any per-mitted capital contribution as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon any Col-lateral contributed); provided, (i) that no Default or Event of Default exists hereunder or would result therefrom, (ii) that Collateral Agent's Lien shall continue against such stock or other interests received by the Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all docu-ments and filings as may be required by Collateral Agent and the Obligee, (iii) such capital contributions shall be limited to assets (including cash) having fair market values for any single enterprise or project no greater than $15,000,000 and fair market values in the aggregate amount not greater than $35,000,000 plus an amount equal to 75% of all dividends (with-out duplication) paid to the Company by all Subsidiaries having investments in Joint Ventures after October 1, 1996.

              7.10 Limitation on Optional Payments and Modifications of Debt Instruments.

                    (a) Make any optional payment or optional prepay-ment on, or optional redemption of, or purchase or otherwise acquire any interest in, any Indebtedness (including payments on Indebtedness under the Unsecured Cash Flow Notes) other than the Secured Instrument, except payments on the Foothill Debt.










                    (b) Amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Unsecured Cash Flow Notes or any Indebtedness outstanding under the Foothill Loan Documents or any other agreement exe-cuted in connection with either thereof or otherwise in connec-tion with any Indebtedness (other than: (1) terms other than payment terms of Indebtedness permitted to be incurred pursuant to subsections 7.2(e), (f), (g) (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebted-ness among the Company and its Subsidiaries, the Unsecured Cash Flow Notes, and Financing Leases), (h), and (k); and (2) other than any such amendment, modification, or change to any such other Indebtedness which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or the amount of interest payable or extend the date for payment of interest thereon; but in the case of either
         (1) or (2), solely to the extent the amendment, modification, or change to any such Indebtedness is not prohibited by any other provision in this Agreement or the other Transaction Doc-uments; and

                    (c) Amend any subordination provisions of any in-strument governing any Indebtedness (except for amendments pur-suant to this Agreement and the Security Documents or the Re-volving Loan Agreement and the security documents in respect thereof).

              7.11 Transactions with Affiliates. Enter into any trans-action, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Subsidiary), unless such transaction is other-wise permitted under this Agreement, is in the ordinary course of the Company's or such Affiliate's business and is upon fair and reasonable terms no less favorable to the Company or such Affiliate, as the case may be, than it would obtain in a compa-rable arms length transaction with a Person not an Affiliate.

              7.12 Sale and Leaseback. Enter into any Sale and Lease-back to the extent the aggregate Book Value of all assets sold and leased under all such transactions exceeds $2,000,000 dur-ing the period from October 1, 1996 through the termination of this Agreement.

              7.13 Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

              7.14 Limitation on Negative Pledge Clauses. Enter into any agreement, other than the Foothill Loan Documents, any in-dustrial revenue bonds, community development district financ-ing, purchase money mortgages, Financing Leases, or agreements









         executed in connection with Indebtedness incurred in connection with Subsidiary Property Under Development permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than the Obligee pursuant hereto which prohib-its or limits the ability of the Company or any of its Subsid-iaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

              7.15  Deviation from Business Plan.  Allow either:

                    (a) the actual Net Operating Cash Flow during any fiscal year, to deviate from the Net Operating Cash Flow pro-jected under the Business Plan by a negative margin equal to or greater than 30 percent, as of the end of each fiscal quarter on a cumulative basis; or

                    (b) the total actual Net Cash Flow for any fiscal year, including major asset dispositions, to deviate from the annual Net Cash Flow projected under the Business Plan for such year by a negative margin equal to or greater than 40 percent.

              7.16 Unsold Housing Inventory. Permit Unsold Housing Inventory to exceed, in the aggregate, $10,000,000 at any one time.

              7.17 Limitation of Bank Accounts. So long as the Secured Instrument is outstanding, allow cash and Cash Equivalents maintained in Bank Accounts of the Company and Subsidiaries other than in the Cash Collateral Account and the restricted accounts set forth in Schedule 7.17 (including any beneficial interest therein), less the amount of checks outstanding to pay current expenses in the ordinary course of business or to prepay expenses to be incurred in the immediately subsequent three-month period consistent with past practices, to exceed $5,000,000 in the aggregate at any time.

              7.18  Venture Subsidiaries and Joint Ventures.

                    (a) Cause, suffer, or permit any Venture Subsidiary to have any asset or revenues other than the Joint Venture in-terests owned by such Venture Subsidiary as disclosed on Sched-ule 4.14(B) and the revenues arising from such interests.

                    (b) Cause, suffer, or permit any Venture Subsidiary to create, incur, assume, or suffer to exist any Lien (other than Liens in favor of Collateral Agent for the benefit of the Obligee and the holders of the Foothill Debt) upon any of such Venture Subsidiary's property, assets, or revenues, whether now









         owned or hereafter acquired (including the Joint Venture inter-ests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such interests).

              7.19 Excluded Subsidiaries; Unrestricted Subsidiaries. Except as disclosed on Schedule 7.19, permit any Excluded Sub-sidiary to own any assets, have any revenues or liabilities, or conduct any business or except as specifically agreed in writ-ing by the Obligee permit any Unrestricted Subsidiary to own any assets, have any revenues or liabilities or conduct any business.

         SECTION 8.  EVENTS OF DEFAULT; REMEDIES

              8.1 Events of Default; Remedies. If any of the follow-ing events shall occur and be continuing:

                    (a) (i) The Company or any Subsidiary shall fail to pay when due any amount payable to Obligee hereunder or under any other Transaction Document; or

                    (b) Any representation or warranty made or deemed made by the Company or any of its Subsidiaries herein or in any other Transaction Document or which is contained in any cer-tificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    (c) The Company shall default in the observance or performance of any agreement contained in Section 7; or

                    (d) The Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or in any other Transaction Docu-ment, and such default shall continue unremedied for a period of thirty (30) days; or

                    (e) The Company shall fail to pay any obligations under the Foothill Loan Documents or any principal of or inter-est on any Unsecured Cash Flow Notes (whether at scheduled ma-turity or by required prepayment, acceleration, demand or oth-erwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such obligation under the Foothill Loan Documents or any Unsecured Cash Flow Notes; or

                    (f) Any Foothill Debt or any Unsecured Cash Flow Notes shall be declared to be due and payable, or required to









         be prepaid (other than by a regularly scheduled required pre-payment), prior to the stated maturity thereof; or

                    (g) Any Subsidiary of the Company shall fail to pay any principal of, or interest on, any Indebtedness or any Guar-antee Obligation (other than any Guarantee Obligation created pursuant to any Transaction Document) in excess of $1,000,000, when due and payable (whether at scheduled maturity or by re-quired prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument under which such Indebtedness or Guarantee Obligation was created and, if such agreement or instrument permits the acceleration of the matu-rity of such Indebtedness or Guarantee Obligation as a result of such failure, such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be pre-paid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Indebtedness or Guarantee Obligation shall be declared to be due and pay-able, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity; or

                    (h) The Company shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Secured Instrument, the Foothill Debt, or any Unsecured Cash Flow Notes) or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                    (i) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment,









         winding-up, liquidation, dissolution, composition or other re-lief with respect to it or its debts, or (B) seeking appoint-ment of a receiver, trustee, custodian or other similar of-ficial for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors, or (ii) there shall be commenced against the Company or any of its Subsidiar-ies any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, dis-traint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above, or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided that the Company or any of its Sub-sidiaries may admit in writing that it is "insolvent" as such term is defined in, and for purposes of, Section 108(a)(1)(8) of the Code, or (vi) the Company or any of its Subsidiaries shall cause to be reinstated the Reorganization Proceedings; or

                    (j) The Confirmation Order shall be reversed, with-drawn, modified (in any manner adverse to the Company or any of its Subsidiaries), or any rehearing shall be ordered with re-spect thereto by the Bankruptcy Court or by any court having jurisdiction over the Company; or

                    (k) (i) There occurs one or more events or condi-tions described in Section 4.12 which individually or in the aggregate result in liability of the Company or any Commonly Controlled Entity in excess of $4,600,000; or the present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code), as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits, by more than $4,600,000; or










                    (l) One or more judgments or decrees shall be en-tered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by in-surance) of $500,000 or more in the case of the Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                    (m) (i) Any Subsidiary Guaranty or any Security Document shall cease, for any reason, to be in full force and effect or the Company or any of its Subsidiaries, as the case may be, party thereto shall so assert in writing, or (ii) any Security Document shall cease to be effective to grant a per-fected Lien on the collateral described therein with the prior-ity purported to be created thereby (other than as a result of any action or inaction on the part of the Obligee or their agents or bailees or other than with respect to Collateral hav-ing an aggregate value of $100,000 or less); or

                    (n) Other than the Obligee or any Affiliate of the Obligee and any Person acting in concert with the Obligee or any Affiliate of the Obligee, any Person that is not a transferee of the Obligee or of any Affiliate of the Obligee or two or more such Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding Capital Stock of the Company, or fewer than three members of the Board of Directors of the Company shall be a designee of the Obligee, other than as a result of the Obligee's failure to nominate a successor to a designee who has resigned or been removed for cause; or

                    (o) Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Mate-rial Adverse Effect; or

                    (p)  The Total Unsecured Claims shall exceed $1.5
         Billion; or

                    (q) The Company or Special Subsidiary shall default in the observance or performance of any agreement contained in
         Section 3.7;

         then, and in any such event: (A) if such event is an Event of Default specified in clause (i), (ii), (iv), (v) or (vi) of
         Section 8.1(i) above, automatically the entire amount of the Secured Instrument and all other amounts owing under this Agreement and the Secured Instrument shall immediately become due and payable in full, which amount shall accrue interest or









         dividends, as applicable, at the Default Rate as well before as after judgment, and the Obligee and Collateral Agent shall have all rights and remedies given to the Obligee and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; and (B) if such event is any other Event of Default, the Obligee may, by notice of default to the Company, declare the entire amount of the Secured Instrument and all other amounts owing under this Agreement and the Secured Instrument to be due and payable in full, which amount shall accrue interest or dividends, as applicable, at the Default Rate as well before as after judg-ment, and the Obligee and Collateral Agent shall have all rights and remedies given to the Obligee and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

         SECTION 9.  THE COLLATERAL AGENT

              9.1   [intentionally omitted]

              9.2 Appointment of Collateral Agent. The Obligee hereby irrevocably designates and appoints each of The Bank of New York and Foothill Capital Corporation as Collateral Agent under this Agreement and the Security Documents to which the Collateral Agent is a party with respect to the SP Sub Collateral and the Collateral other than SP Sub Collateral, respectively, and the Collateral Agent hereby accepts such ap-pointment, subject to the terms and provisions of this Agree-ment, the Intercreditor Agreement and the Security Documents to which it is a party. The Obligee hereby further authorizes and directs Collateral Agent to enter into the Security Documents, the Intercreditor Agreement and all other documents, consents, joinders, acknowledgments and other written matter to be exe-cuted and delivered by Collateral Agent on the Issuance Date and agrees to be bound by the terms thereof. The Obligee ir-revocably authorizes the Collateral Agent, as Collateral Agent for the Obligee, to take such action on its behalf under the provisions of this Agreement, the Intercreditor Agreement and the Security Documents to which Collateral Agent is a party, and to exercise such powers and perform such duties as are ex-pressly delegated to Collateral Agent by the terms of this Agreement, the Intercreditor Agreement and the Security Doc-uments to which it is a party, together with such other powers as are reasonably incidental thereto; provided that Collateral Agent shall not enter into any consent to any amendment, modi-fication, termination or waiver of any provision contained in









         this Agreement or any Security Document to which it is party without the prior written consent of the Obligee. The Obligee hereby authorizes Collateral Agent to release Collateral only as expressly permitted or required under this Agreement, the Intercreditor Agreement or the Security Documents and agrees that a certificate executed by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party. Collateral Agent shall not subordinate or release any Liens under any of the Security Documents except as provided in this Agreement, the Intercreditor Agreement or upon the written direction of the Obligee. All notices and directions to Collateral Agent shall be given in writing by the Obligee.

              9.3   [intentionally omitted]

              9.4 Delegation of Duties. Collateral Agent may execute any of its duties under this Agreement and the other Secured Instrument Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Not-withstanding any provision to the contrary elsewhere in this Agreement, Collateral Agent shall not have any duties or re-sponsibilities, except those expressly set forth herein, or any fiduciary relationship with the Obligee, and no implied cov-enants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Se-cured Instrument Document or otherwise exist against Collateral Agent; and Collateral Agent is acting hereunder and under the other Secured Note Documents solely as the collateral agent of the Obligee pursuant hereto and thereto, and Collateral Agent is not acting as trustee for the Obligee.

              9.5 Exculpatory Provisions. Neither the Obligee, Col-lateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Transaction Document (except for its or such Persons own gross negligence or willful misconduct) or (b) responsible in any manner for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Obligee under or in connec-tion with, this Agreement or any other Secured Floating Rate Note Document or for the value, validity, effectiveness, genu-ineness, enforceability or sufficiency of this Agreement or the









         Secured Instrument or any other Transaction Document or for any failure of the Company to perform its obligations hereunder or thereunder. Neither the Obligee nor Collateral Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions to, this Agreement or any other Transaction Document or as to the use of proceeds of the Secured Instrument or the Investment Agreement or of the existence or possible existence of a Default or Event of Default, or to inspect the properties, books or records of the Company.

              9.6   Reliance by the Obligee.

                    (a) Each of the Obligee and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Secured Instrument, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Obligee or Collateral Agent, as the case may be.

                    (b) Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless (i) it shall first re-ceive such advice or concurrence as it deems appropriate from the Obligee, or (ii) it shall first be indemnified to its satisfaction by the Obligee against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except in the case of Collateral Agent's gross negligence or willful misconduct. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Secured Instrument and the other Transaction Documents in accordance with a request of the Obligee and such request and any action taken or failure to act pursuant thereto shall be binding upon the Obligee and all future holders of the Secured Instrument.

              9.7 Notice of Default. Neither the Obligee nor Collat-eral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Obligee or Collateral Agent, as the case may be, has received notice from the Obligee (in the case of Collateral Agent) or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Obligee receives such a notice,









         the Obligee shall promptly give notice thereof to Collateral Agent. If Collateral Agent receives such a notice, Collateral Agent shall promptly give notice thereof to the Obligee. Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Obligee (subject to the provisions of Section 9.6(b)); provided that unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Obligee.

              9.8 Non-Reliance on Collateral Agent. The Obligee ex-pressly acknowledges that neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Collateral Agent hereinafter taken, includ-ing any review of the affairs of the Company or any of its Sub-sidiaries, shall be deemed to constitute any representation or warranty by Collateral Agent to the Obligee. The Obligee represents to Collateral Agent that it has, independently and without reliance upon Collateral Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement. The Obligee also represents that it will, independently and without reliance upon Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for the notices, reports and other documents expressly required to be furnished by the Collateral Agent to the Obligee hereunder, if any, Collateral Agent shall not have any duty or responsibility to provide the Obligee with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              9.9 Indemnification. The Obligee agrees to indemnify Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation









         of the Company to do so) from and against any and all liabili-ties, obligations, losses, damages, penalties, actions, judg-ments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time follow-ing the payment of the Secured Instrument) be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Collateral Agent under or in connection with any of the foregoing; provided that the Obligee shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Secured Instrument and all other amounts payable hereunder.

              9.10  [intentionally omitted]

              9.11  [intentionally omitted]

              9.12 Successor Collateral Agent. Collateral Agent may resign as Collateral Agent, upon 30 days' notice to the Obligee. If Collateral Agent shall resign as Collateral Agent under this Agreement and the other Transaction Documents, then the Obligee shall appoint a successor collateral agent for the Obligee, which successor collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor collateral agent, such successor collateral agent shall succeed to the rights, powers and duties of Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holder of the Secured Instrument. If the Obligee fails to appoint a successor collateral agent for the Obligee as provided above within 30 days after the resignation of Collateral Agent, then Collateral Agent may appoint a successor collateral agent for the Obligee, which successor collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor collateral agent, such successor collateral agent shall succeed to the rights, powers and duties of Collateral Agent and the









         term "Collateral Agent" shall mean such successor collateral agent and the former Collateral Agent's rights, powers and duties as Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holder of the Secured Instrument. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Section 9 shall inure and survive to its benefit as to any actions taken or omitted to be taken (or any matter related thereto) by it while it was Collateral Agent under this Agreement and the other Transaction Documents. Notwithstanding anything herein to the contrary, the resignation of Collateral Agent shall not be effective unless and until a successor collateral agent has been appointed and has accepted such appointment.

         SECTION 10.  MISCELLANEOUS

              10.1 Amendments and Waivers. Neither this Agreement, the Secured Instrument, any other Transaction Document, nor any terms hereof or thereof may be amended, supplemented or modified except with the prior written consent of the Obligee. No such amendment, supplement or modification shall amend, modify or waive any provision of Section 9 without the written consent of then Collateral Agent affected thereby. Any such waiver of a Default or Event of Default in accordance with the terms hereof and any such amendment, supplement or modification shall be binding upon the Company, the Obligee, Collateral Agent and all future holders of the Secured Instrument. In the case of any waiver, the Company, the Obligee, and Collateral Agent shall be restored to their former position and rights hereunder and under the outstanding Secured Instrument and any other Transaction Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

              10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise ex-pressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when the recipient has confirmed re-ceipt, addressed as follows in the case of the Company, the Obligee, and Collateral Agent:












              The Company:        Atlantic Gulf Communities Corporation
                                  2601 South Bayshore Drive
                                  Miami, Florida  33133-5461
                                  Attention:  John H. Fischer,
                                              Vice President and Treasurer
                                  Telecopy:   (305) 859-4623

              Copy to: Arent Fox Kintner Plotkin & Kahn 1050 Connecticut Avenue, N.W.
                                  Washington, D.C.  20036-5339
                                  Attention:  Carter Strong, Esquire
                                  Telecopy:   (202) 857-6395


              The Obligee:        AP-AGC, LLC
                                  Two Manhattanville Road
                                  Purchase, New York  10577
                                  Attention:  W. Edward Scheetz
                                  Telecopy:   (212) 261-4060

              Copy to:            Wachtell, Lipton, Rosen & Katz
                                  51 West 52nd Street
                                  New York, New York  10019
                                  Attention:  Philip Mindlin, Esquire
                                              Trevor Norwitz, Esquire
                                  Telecopy:   (212) 403-2000

              The Collateral
                Agent With Respect
                to Collateral Other
                than SP Sub
                Collateral:       Foothill Capital Corporation
                                  Suite 1500
                                  11111 Santa Monica Boulevard
                                  Los Angeles, California  90025
                                  Attention:  Jeffrey Nikorla
                                  Telecopy:   (310) 479-0461

              Copy to:            Brobeck, Phleger & Harrison LLP
                                  Suite 2100
                                  550 South Hope Street
                                  Los Angeles, California  90071
                                  Attention:  Jeffrey S. Turner, Esquire
                                  Telecopy:   (213) 745-3345















              The Collateral
                Agent With Respect
                to SP Sub
                Collateral:       The Bank of New York
                                  c/o The Bank of New York Trust Company
                                    of Florida, N.A.
                                  10161 Centurion Parkway
                                  Jacksonville, Florida  32256
                                  Attention:  Janalee R. Scott
                                  Telecopy:   (904) 645-1998

         and, in the case of the other parties hereto, as set forth un-der that party's name on the signature pages hereof, or, in each case, to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Secured Instruments; provided, however, that any notice, request or demand to or upon Collateral Agent or the Obligee shall not be effective until received.

              10.3 No Waiver; Cumulative Remedies. No failure to exer-cise and no delay in exercising, on the part of Collateral Agent or the Obligee, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any sin-gle or partial exercise of any right, remedy, power or privi-lege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              10.4 Survival of Certain Provisions. All representations and warranties made hereunder or under any other Transaction Document and in any document, certificate or statement deliv-ered pursuant hereto or thereto or in connection herewith or therewith, all indemnities made hereunder or under any thereof agreements or undertakings herein or in any thereof in favor of the Obligee, the Obligee or Collateral Agent and all agreements or undertakings in Section 3 hereof or otherwise contained herein or in any thereof relating to the Collateral shall sur-vive the execution and delivery of this Agreement and the Secured Instrument and the payment in full of the Secured Instrument and all Obligations hereunder. Without limiting the generality of the foregoing, the following agreements and undertakings shall continue in full force and effect so long as the Secured Instrument, any Preferred Stock or any unpaid Repurchase Price or Optional Redemption Price (each as defined in the Certificate of Designation) remains outstanding, whether or not any loan shall be outstanding hereunder: (i) each term and provision of the Secured Instrument, the Subsidiary Guaranties, and the Security Documents, (ii) Section 3, (iii)









         Sections 6 and 7, but only during the period specified in the introductory paragraph to each such Section, except that the last paragraph of Section 7.6 shall remain in effect whether or not the balance of Section 7 shall at the time be in effect and
         (iv) Sections 9, 10 and 11 and (in each case) the relevant def-initions.

              10.5  Payment of Expenses and Taxes.  The Company agrees
         (a) to pay or reimburse the Obligee and Collateral Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Secured Instrument, the Intercreditor Agreement, and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Obligee and counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to the Obligee and in-house counsel to Col-lateral Agent, (b) to pay or reimburse the Obligee and Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Secured Instrument, the Intercreditor Agreement, the other Transaction Documents and any such other documents, including fees and disbursements of counsel to the Obligee and counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to the Obligee and in-house counsel to Collateral Agent, (c) to pay, indemnify, and hold the Obligee and Collateral Agent harmless from, any and all recording and filing fees, any and all Florida documentary stamp taxes and Florida intangible personal property taxes and any and all other stamp, excise and other taxes (other than any taxes which are determined based solely upon the income or rev-enues of the Obligee or Collateral Agent), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by this Agreement, the Secured Instrument, the other Transaction Documents, and any such other documents, and any and all liabilities with respect to, or resulting from any delay in paying any of such fees and taxes,
         (d) to pay the costs of furnishing all opinions of counsel for the Company, or obtaining technical assistance advisories, required hereunder, (e) to pay the costs of obtaining any required consents, amendments, waivers or other modifications to the Foothill Loan Documents and the agreements governing the Unsecured Cash Flow Notes, and any other agreements, (f) to pay the costs and expenses incurred to continue the perfection of any Liens in favor of the Obligee and Collateral Agent pursuant to any of the Security Documents, including the costs of title searches, title insurance premiums, UCC searches and UCC filing









         charges and (g) to pay, indemnify, and hold each the Obligee and Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Secured Instrument, the Intercreditor Agreement, the other Transaction Documents, and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to Collateral Agent or the Obligee, with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of Collateral Agent or the Obligee, as to such party or (ii) as to the Obligee, legal proceedings commenced against the Obligee by any Transferee (as defined in Section 10.6). The agreements in this Section shall survive repayment of the Secured Instrument and all other amounts payable hereunder.

              10.6  Successors and Assigns; Participations; Purchasing
         Obligee.

                    (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Obligee, Collateral Agent, all future holders of the Secured Instrument and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement and the other Transaction Documents without the prior written consent of the Obligee.

                    (b) Subject to Sections 10.6(h) and (k), the Obligee may at any time sell to one or more banks or other entities ("Participants") participating interests in the Secured Instrument or any other interest of the Obligee hereunder and under the other Transaction Documents. In the event of any such sale by the Obligee of participating interests to a Participant, the Obligee's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, the Obligee shall remain solely responsible for the performance thereof, the Obligee shall remain the holder of its Secured Instrument for all purposes under this Agreement and the other Transaction Documents, and the Company and Collateral Agent shall continue to deal solely, and di-rectly, with the Obligee in connection with the Obligee's rights and obligations under this Agreement and the other Transaction Documents. The Company agrees that if amounts outstanding under this Agreement and the Secured Instrument are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in









         respect of its participating interest in amounts owing under this Agreement and the Secured Instrument to the same extent as if the amount of its participating interest were owing directly to it as the Obligee under this Agreement or the Secured Instrument, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Obligee the proceeds thereof as provided in Section 10.7. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.7, 2.9 and 10.5 with respect to its participation in the Secured Instrument outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Obligee would have been entitled to receive in respect of the amount of the participation transferred by such transferor the Obligee to such Participant had no such transfer occurred.
         Notwithstanding anything herein to the contrary, participants shall not be entitled to require the Obligee to take or omit to take any action hereunder except with respect to amendments or waivers resulting in (i) the extension of the regularly scheduled maturity dates of any portion of a Secured Instrument in which such Participant is participating (it being understood that any waiver of an installment on, or the application of, any prepayment or the method of application of any prepayment to the amortization of the Secured Instruments shall not constitute an extension of the regularly scheduled maturity dates), (ii) a reduction of the amount of, or the rate of interest or dividends, as applicable (except in connection with a waiver of the applicability of any post-default increase in interest rates or dividends, as applicable, or margins) or fees payable on the Secured Instrument in which such participant is participating, or (iii) the release of all or substantially all of the Collateral or any Subsidiary Guaranty (except as otherwise expressly provided in the Transaction Documents).

                    (c) Subject to Sections 10.6(h) and (k), the Obligee may at any time sell to any bank or other entity ("Purchasing Obligee") all or any part of its rights and obligations under this Agreement and the Secured Instrument and other Transaction Documents, whereupon (i) the Purchasing Obligee shall be a party hereto and have the rights and obligations of a Obligee hereunder and under the other Transaction Documents, and (ii) the transferor Obligee shall, to the extent of such transfer, be released from its obligations under this Agreement and under the other Trans-action Documents (and, in the case of a transfer covering all or the remaining portion of a transferor Obligee's rights and obligations under this Agreement and under the other Secured Instrument Documents, such transferor Obligee shall cease to be









         a party hereto and thereto). Such transfer shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Obligee under this Agreement and the Secured Instrument and other Secured Instrument Documents. On or prior to the transfer effective date, the Company, at its own expense, shall execute and deliver to the Obligee new Secured Instrument(s) to the order of such Purchasing Bank in an amount equal to the Secured Instrument or Secured Instrument portion acquired by it and, if the transferor Obligee has retained a portion of the Secured Instrument hereunder, new Secured Instrument(s) to the order of the transferor Obligee in an amount equal to the portion re-tained by it. Such new Secured Instrument(s) shall be dated the same date as, and shall otherwise be in the form of, the Secured Instrument(s) replaced thereby. The Secured Instrument(s) replaced by the new Secured Instrument(s), marked "renewed and replaced," shall be attached to the new Secured Instrument(s); and a copy thereof shall be sent to the Company.

                    (d)  [intentionally omitted]

                    (e)  [intentionally omitted]

                    (f) Subject to Section 10.16, the Company autho-rizes the Obligee to disclose to any Participant or Purchasing Obligee (each, a "Transferee") and any prospective Transferee any and all information in the Obligee's possession concerning the Company and its Affiliates; provided, however, that such Transferee agrees in writing to be bound by the terms of Sec-tion 10.16.

                    (g) If, pursuant to this Section 10.6, any interest in this Agreement or any Secured Instrument is transferred to any Purchasing Obligee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Company will not be required to pay any increased withholding taxes of the United States or any political subdivision thereof unless, prior to the date of transfer, the transferor Obligee shall cause such Purchasing Obligee to comply with the requirements of Section 2.7.

                    (h)  [intentionally omitted]

                    (i) Nothing herein shall prohibit any Obligee which is a bank from pledging or assigning any Secured Instrument to any Federal Reserve Bank in accordance with applicable law.

                    (j) Notwithstanding the foregoing provisions of this Section 10.6, no holder of a Secured Instrument shall










         transfer such Secured Instrument in a manner which would violate any Requirement of Law.

                    (k) Notwithstanding the foregoing provisions of this Section 10.6, the initial Obligee hereunder agrees not to sell or assign the Secured Instrument prior to the earliest of
         (a) the second anniversary of the Issuance Date, (b) the occurrence of an Event of Default and (c) a Negative Shareholder Vote.

              10.7  Adjustments; Setoff.

                    (a) If at any time when there is more than one Obligee any Obligee (a "Benefitted Obligee") shall at any time receive any payment of all or part of its Secured Instrument(s), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by, any other Obligee, if any, in respect of such other Obligee's Secured Instrument(s), or interest thereon, or fees due to it hereunder, such Benefitted Obligee shall purchase for cash from the other Obligee such portion of each such other Obligee's Secured Instrument(s), or make such payment on account of such fees, or shall provide such other Obligee with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Obligee to share the excess payment or benefits of such collateral or proceeds ratably with each of the Obligees; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Obligee, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, that each Obligee purchasing a portion of another Obligee's Secured Instrument(s) owing to it may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Obligee were the direct holder of such portion.

                    (b) In addition to any rights and remedies of the Obligee provided by law, each Obligee shall have the right, without prior notice to the Company, any such notice being ex-pressly waived by the Company to the extent permitted by ap-plicable law, upon any Secured Obligations becoming due (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provi-sional or final), in any currency, and any other credits, in-debtedness or claims, in any currency, in each case whether









         direct or indirect, absolute or contingent, matured or unma-tured, at any time held or owing by such Obligee to or for the credit or the account of the Company. Each Obligee agrees promptly to notify the Company and each other Obligee after any such setoff and application made by such the Obligee, provided that the failure to give such notice shall not affect the va-lidity of such setoff and application.

              10.8 Appointment of the Obligee as the Company's Lawful Attorney. The Company irrevocably designates, makes, consti-tutes and appoints the Obligee (and all Persons designated by the Obligee) as the Company's true and lawful attorney (and agent-in-fact) coupled with an interest, with the power to sign the name of the Company on any instruments, documents and agreements, including, without limitation, security agreements, pledge agreements, mortgages, and financing statements, as deemed by the Obligee as necessary or reasonably required by the Obligee to grant, perfect, maintain and continue the Liens in the Collateral or to monitor or administer the Secured Instrument, together with any and all amendments, modifica-tions, extensions, substitutions and renewals thereof and de-liver any of such instruments, documents and agreements to such persons as the Obligee, in its sole discretion, may elect, and in such event copies thereof shall be delivered to the Company.

              10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of sepa-rate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Obligee.

              10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the re-maining provisions hereof, and any such prohibition or unen-forceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              10.11 Integration. This Agreement, together with the other Transaction Documents represents the entire agreement of the Company, Collateral Agent and the Obligee and supersedes all prior agreements with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Collateral Agent or the Obligee relative to subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.











              10.12  GOVERNING LAW.  THIS AGREEMENT, THE SECURED
         INSTRUMENTS AND THE RIGHTS AND OF THE PARTIES UNDER THIS
         AGREEMENT AND THE SECURED INSTRUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              10.13 SUBMISSION TO JURISDICTION; WAIVERS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                    (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LE-GAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR REC-OGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF CALIFORNIA AND NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA AND THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                    (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PRO-CEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                    (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH AC-TION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE OBLIGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                    (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS MANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDIC-TION;

                    (e) WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF THE SECURED INSTRUMENTS AND ALL OTHER SECURED INSTRUMENT DOCUMENTS AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE OBLIGEE OR COLLATERAL AGENT MAY DO IN THIS REGARD, (ii) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO THE OBLIGEE'S OR COLLATERAL AGENT'S ATTACHMENT OR LEVY UPON THE COLLATERAL, AND ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE OBLIGEE OR COLLATERAL AGENT TO EXERCISE ANY OF THE OBLIGEE'S OR COLLATERAL AGENT'S REMEDIES, AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND









                    (f) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

              10.14 Acknowledgments. The Company hereby acknowledges that:

                    (a) it has been advised by counsel in the negotia-tion, execution and delivery of this Agreement, the Secured Instrument and the other Transaction Documents;

                    (b) neither Collateral Agent nor the Obligee has any fiduciary relationship to the Company, and the relationship between the Obligee, on one hand, and the Company, on the other hand, is solely that of debtor and creditor; and

                    (c) no joint venture exists between the Company and the Obligee.

              10.15 WAIVERS OF JURY TRIAL. THE COMPANY AND THE THE OBLIGEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREE-MENT OR THE SECURED INSTRUMENT OR ANY OTHER TRANSACTION
         DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              10.16 Confidentiality. The Obligee agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any of its Subsidiaries, or by Collateral Agent on the Company's behalf, in connection with this Agree-ment or any other Transaction Document and agrees and under-takes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement and the other Transaction Documents. The Obligee may disclose such in-formation (a) at the request of any regulatory authority or in connection with an examination of the Obligee by any such au-thority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction, in which the Obligee conducts its business;
         (e) to the Obligee's independent auditors and other professional advisors; (f) following an Event of Default, in connection with the sale or other realization on the Collateral under the Security Documents; (g) in connection with any litigation or dispute between (i) the Obligee and (ii) the Company and/or any Subsidiary; and (h) in connection with any litigation or dispute involving the Obligee if the disclosure









         is determined by the Obligee to be necessary for the defense or protection of the Obligee's rights and/or interests. The Obligee further agrees, upon receipt by the Obligee of a request to disclose any information to a Governmental Authority or courts (other than governmental bank examiners and independent auditors of the Obligee, to notify the Company of such request and to permit, to the extent practicable, the Company to seek a protective order with respect thereto; provided, however, that no the Obligee shall be requested to notify the Company of any such request if (i) it is not permitted to do so by applicable law and regulations, (ii) it is requested not to notify the Company by any Person acting or purporting to act on behalf of a Governmental Authority, or
         (iii) it otherwise reasonably believes that it is not permitted to so notify the Company.

              10.17 Controlling Agreement. In the event of any con-flict between the terms and conditions of this Agreement and the terms and conditions of any other Secured Instrument
         Document, the terms and conditions of this Agreement shall con-trol.


         SECTION 11.  THE CO-MAKERS

              11.1 Certain Defined Terms. As used in this Section, the following terms shall have the following meanings unless the context otherwise requires:

                    "payment in full," "paid in full" or any similar term means payment in full in cash of the Secured Obligations including all redemption or repurchase obligations, principal, dividends, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Obligee and Collateral Agent as required under the Transaction Documents.

              11.2 All Co-Makers Liable. Subject to the provisions of subsection 11.3, all Co-Makers are jointly and severally irre-vocably and unconditionally liable, as primary obligors and not merely as sureties, for the due and punctual payment in full of the Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, accel-eration, demand or otherwise (including amounts that would be-come due but for the operation of the automatic stay under Sec-tion 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)).













              11.3  Limitation on Obligations of Subsidiaries;
         Contribution among Subsidiaries.

                    (a) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary (i) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary hereunder and (ii) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 11.3(a), pursuant to which the liability of such Subsidiary hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the ap-plicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or con-tribution of such Subsidiary pursuant to applicable law or pur-suant to any agreement.

                    (b) The Co-Makers under this Agreement and each guarantor under any Subsidiary Guaranty together desire to allocate among themselves (collectively, the "Contributing Parties"), in a fair and equitable manner, their obligations arising under this Agreement and the Subsidiary Guaranties. Accordingly, if any payment or distribution is made on any date by any Co-Maker under this Agreement or a guarantor under a Subsidiary Guaranty (a "Funding Party") that exceeds its Fair Share (as defined below) as of such date, that Funding Party shall be entitled to a contribution from each of the other Contributing Parties in the amount of such Contributing Party's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Party's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Party as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Party to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Parties, multiplied by









         (ii) the aggregate amount paid or distributed on or before such date by all Funding Parties under this Agreement and the Subsidiary Guaranties in respect of the Secured Obligations. "Fair Share Shortfall" means, with respect to a Contributing Party as of any date of determination, the excess, if any, of the Fair Share of such Contributing Party over the Aggregate Payments of such Contributing Party. "Adjusted Maximum Amount" means, with respect to a Contributing Party as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Party under this Agreement and the Subsidiary Guaranties, determined as of such date in accordance with subsection 11.3(a) or, if applicable, a similar provision in the Subsidiary Guaranties; provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Contributing Party for purposes of this subsection 11.3(b), any assets or liabilities of such Contributing Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision in a Subsidiary Guaranty shall not be considered as assets or liabilities of such Contributing Party. "Aggregate Payments" means, with respect to a Contributing Party as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Party in respect of this Agreement and the Subsidiary Guaranties (including, without limitation, in respect of this subsection 11.3(b) or any similar provision contained in a Subsidiary Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Party from the other Contributing Parties as contributions under this subsection 11.3(b) or any similar provision contained in any Subsidiary Guaranty. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Party. The allocation among Contributing Parties of their obligations as set forth in this subsection 11.3(b) or any similar provision contained in a Subsidiary Guaranty shall not be construed in any way to limit the liability of any Contributing Party hereunder or under a Subsidiary Guaranty or to entitle any Funding Party or Contributing Party to fail or refuse to make a payment to Obligee otherwise required hereunder or under a Subsidiary Guaranty. Without limiting the generality of the preceding sentence, the failure of any Funding Party to receive a contribution from Contributing Parties in the amount of their respective Fair Share Shortfalls shall not excuse payment by it of obligations to Obligee hereunder or under a Subsidiary Guarantee or constitute a defense or offset to payment of such obligations and no party shall pay its Fair Share Shortfall to a Funding Party before Obligee has received payment of all sums









         due to it from such party. Each Contributing Party under a Subsidiary Guaranty is a third-party beneficiary to the contribution agreement set forth in this subsection 11.3(b). The obligations of any party under a Subsidiary Guaranty are not secured by any Mortgages made by the Co-Makers and recorded in Florida, which Mortgages secure the direct obligations of the Co-Makers rather than guaranties of the obligations of others.

              11.4 Liability of Co-Makers Absolute. Each Co-Maker agrees that its obligations hereunder are irrevocable, abso-lute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable dis-charge of a co-maker other than indefeasible payment in full of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Co-Maker agrees as follows:

                    (a) The obligation of each Co-Maker is independent, primary and original, and not dependent upon failure of Obligee to collect from any other Co-Maker.

                    (b) Obligee may enforce this Agreement against the Subsidiaries notwithstanding the existence of any dispute be-tween Obligee and Company or any Subsidiary with respect to the existence of an Event of Default.

                    (c) The obligations of each Subsidiary hereunder are independent of the obligations of Company under the Trans-action Documents and the obligations of any other Co-Maker or any guarantor, and a separate action or actions may be brought and prosecuted against such Subsidiary whether or not any ac-tion is brought against Company or any of such other Co-Makers or guarantor and whether or not Company is joined in any such action or actions.

                    (d) Payment by any Co-Maker of a portion, but not all, of the Secured Obligations shall in no way limit, affect, modify or abridge any other Co-Maker's liability for any por-tion of the Secured Obligations which has not been paid. With-out limiting the generality of the foregoing, if Obligee is awarded a judgment in any suit brought to enforce any Co-Maker's covenant to pay a portion of the Secured Obligations, such judgment shall not be deemed to release such Co-Maker from its covenant to pay the portion of the Secured Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Co-Maker, limit, affect, modify or abridge any other Co-Maker's liability hereunder in respect of the Secured Obligations.










                    (e) Obligee, upon such terms as it deems appropri-ate, without notice or demand and without affecting the valid-ity or enforceability of this Agreement or giving rise to any reduction, limitation, impairment, discharge or termination of any Co-Maker's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) re-quest and accept guaranties of the Secured Obligations and take and hold security for the payment of this Agreement or the Se-cured Obligations; (iv) release, surrender, exchange, substi-tute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Secured Obligations, any guaranties of the Secured Obli-gations, or any other obligation of any Person (including any other Co-Maker) with respect to the Secured Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Obligee in respect of this Agreement or the Se-cured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Obligee may have against any such security, as Obligee in its discretion may determine consistent with this Agreement and any applicable security agreement or mortgage, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commer-cially reasonable, and even though such action operates to im-pair or extinguish any right of reimbursement or subrogation or other right or remedy of any Co-Maker against any other Co-Maker or any security for the Secured Obligations; and (vi) exercise any other rights available to it under the Transaction Documents.

                    (f) This Agreement and the obligations of the Co-Makers hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Secured Obligations), including the occurrence of any of the following, whether or not any Co-Maker shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforce-ment of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty









         of or security for the payment of the Secured Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (in-cluding provisions relating to events of default) of this Agreement, any of the other Transaction Documents or any agree-ment or instrument executed pursuant thereto, or of any guar-anty or security for the Secured Obligations, in each case whether or not in accordance with the terms of the Agreement or such Transaction Document or any agreement relating to such guaranty or security; (iii) the Secured Obligations, or any agreement relating thereto, at any time being found to be il-legal, invalid or unenforceable in any respect; (iv) the ap-plication of payments received from any source (other than pay-ments received pursuant to the other Transaction Documents or from the proceeds of any security for the Secured Obligations, except to the extent such security also serves as collateral for indebtedness other than the Secured Obligations) to the payment of indebtedness other than the Secured Obligations, even though Obligee might have elected to apply such payment to any part or all of the Secured Obligations; (v) Obligee's con-sent to the change, reorganization or termination of the corpo-rate structure or existence of Company or any of its Subsidiar-ies and to any corresponding restructuring of the Secured Obli-gations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Secured Obligations; (vii) any defenses, setoffs or counter-claims which any Co-Maker may allege or assert against Obligee in respect of the Secured Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and
         (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Co-Maker as an obligor in respect of the Secured Obligations.

              11.5 Waivers by Co-Maker. Each Co-Maker hereby waives, for the benefit of Obligee:

                    (a) any right to require Obligee, as a condition of payment or performance by such Co-Maker, to (i) proceed against Company, any Subsidiary or any guarantor of the Secured Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other Subsidiary or any guarantor of the Secured Obligations or any other Person,
         (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Obligee in favor of Company or any other Person, or (iv) pursue any other remedy in the power of Obligee whatsoever;











                    (b) any defense arising by reason of the incapac-ity, lack of authority or any disability or other defense of any Co-Maker including any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Co-Maker from any cause other than indefeasible payment in full of the Secured Obligations;

                    (c) any defense based upon any statute or rule of law which provides that the obligation of a co-maker must be neither larger in amount nor in other respects more burdensome than that of any other obligor;

                    (d) any defense based upon Obligee's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith;

                    (e) (i) any principles or provisions of law, statu-tory or otherwise, which are or might be in conflict with the terms of this Agreement or which result or might result in any legal or equitable discharge of such Co-Maker's obligations hereunder, (ii) the benefit of any statute of limitations af-fecting such Co-Maker's liability hereunder or the enforcement hereof, (iii) any rights to setoffs, recoupments and counter-claims, and (iv) promptness, diligence and any requirement that Obligee protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                    (f) notices, demands, presentments, protests, no-tices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modifica-tion of the Secured Obligations or any agreement related thereto, notices of any extension of credit to any other Co-Maker and notices of any of the matters referred to in subsec-tion 11.4 and any right to consent to any thereof; and

                    (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exoner-ate co-makers, guarantors or sureties, or which may conflict with the terms of this Agreement.

              11.6 Payment by Subsidiaries; Application of Payments. Subject to the provisions of subsection 11.3(a), the Subsidiar-ies hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Obligee or any other Person may have at law or in equity against any Subsidiary by virtue hereof, that upon the failure









         of Company to pay any of the Secured Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), the Subsidiaries will upon demand pay, or cause to be paid, in cash, to Obligee, an amount equal to all Secured Obligations then due as aforesaid, including accrued and unpaid interest on such Secured Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Secured Obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceeding) and all other Secured Obligations then owed to Obligee as aforesaid. All such payments shall be applied promptly from time to time by Obligee in accordance with this Agreement.

              11.7 Co-Makers' Rights of Subrogation, Contribution, Etc. Each Co-Maker hereby waives any claim, right or remedy, direct or indirect, that such Co-Maker now has or may hereafter have against any other Co-Maker or any of its assets in connection with this Agreement or the performance by such Co-Maker of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Co-Maker now has or may hereafter have against Company,
         (b) any right to enforce, or to participate in, any claim, right or remedy that Obligee now has or may hereafter have against any other Co-Maker, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Obligee. In addition, until the Secured Obligations shall have been indefeasibly paid in full, each Co-Maker shall withhold exercise of any right of contribution such Co-Maker may have against any guarantor of the Secured Obliga-tions (including any such right of contribution under any guar-anty). Each Co-Maker further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subroga-tion, reimbursement or indemnification such Co-Maker may have against any other Co-Maker or against any collateral or secu-rity, and any rights of contribution such Co-Maker may have against any such guarantor, shall be junior and subordinate to any rights Obligee may have against Company and the other Co-Makers, to all right, title and interest Obligee may have in any such collateral or security, and to any right Obligee may have against such guarantor. If any amount shall be paid to









         any Co-Maker on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Secured Obligations shall not have been paid in full, such amount shall be held in trust for Obligee and shall forthwith be paid over to Obligee to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms hereof.

              11.8 Subordination of Other Obligations. Any indebted-ness of any Co-Maker now or hereafter held by any other Co-- Maker is hereby subordinated in right of payment to the obliga-tions of such indebted Co-Maker in respect of the Secured Obli-gations, and any such indebtedness of a Co-Maker to another Co-Maker collected or received by such other Co-Maker after an Event of Default has occurred and is continuing shall be held in trust for Obligee and shall forthwith be paid over to Obligee to be credited and applied against the Secured Obligations but without affecting, impairing or limiting in any manner the liability of any Co-Maker under any other provision of this Agreement.

              11.9 Expenses. Co-Makers jointly and severally agree to pay, or cause to be paid, on demand, and to save Obligee harm-less against liability for, any and all costs and expenses (in-cluding reasonable fees and disbursements of counsel and al-located costs of internal counsel) incurred or expended by Obligee in connection with the enforcement of, or preservation of any rights under, this Agreement.

              11.10 Continuing Agreement. This Agreement shall remain in effect as against each Co-Maker until all of the Secured Obligations shall have been indefeasibly paid in full. Each Co-Maker hereby irrevocably waives any right to revoke this Agreement as to future transactions giving rise to any Secured Obligations.

              11.11 Authority of the Co-Makers. It is not necessary for Obligee to inquire into the capacity or powers of any Co-Maker or the officers, directors or any agents acting or pur-porting to act on behalf of any of them.

              11.12 Financial Condition of the Company. Any Secured Obligations may be incurred by Company or continued from time to time without notice to or authorization from any Subsidiary regardless of the financial or other condition of Company at the time of any such grant or continuation. The Obligee shall have no obligation to disclose or discuss with any Subsidiary its assessment, or any Subsidiary's assessment, of the finan-cial condition of Company. Each Subsidiary has adequate means










         to obtain information from Company on a continuing basis con-cerning the financial condition of Company and its ability to perform its obligations under the Transaction Documents, and each Subsidiary assumes the responsibility for being and keep-ing informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Se-cured Obligations. Each Subsidiary hereby waives and relin-quishes any duty on the part of Obligee to disclose any matter, fact or thing relating to the business, operations or condi-tions of Company now known or hereafter known by lender.

              11.13 Rights Cumulative. The rights, powers and remedies given to Obligee by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and rem-edies given to Obligee by virtue of any statute or rule of law or in any of the other Transaction Documents or any agreement between any Subsidiary and Obligee or between Company and Obligee. Any forbearance or failure to exercise, and any delay by Obligee in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be con-strued to be a waiver thereof, nor shall it preclude the fur-ther exercise of any such right, power or remedy.

              11.14 Bankruptcy; Post-Petition Interest; Reinstatement of Agreement.

                    (a) So long as any Secured Obligations remain out-standing, no Co-Maker shall, without the prior written consent of Obligee in accordance with the Agreement, commence or join with any other Person in commencing any bankruptcy, reorganiza-tion or insolvency proceedings of or against any other Co-Maker. The obligations of the Co-Makers under this Agreement shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or invol-untary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any other or by any defense which any other Co-Maker may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                    (b) Each Co-Maker acknowledges and agrees that any interest on any portion of the Secured Obligations which ac-crues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Secured Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Secured Obligations if said proceedings had not been commenced) shall be included in the Secured Obligations because it is the intention of Co-Makers and Obligee that the Secured Obligations of each Co-Maker









         pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve any other Co-Maker of any portion of such Secured Obligations. The Co-Makers will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Obligee, or allow the claim of Obligee in respect of, any such interest accruing after the date on which such proceeding is commenced.

                    (c) If all or any portion of the Secured Obliga-tions is paid by any Co-Maker, the obligations of the other Co-Makers hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Obligee as a preference, fraudulent transfer or otherwise, and any such payments which are so re-scinded or recovered shall constitute Secured Obligations for all purposes under this Agreement.

              11.15 Setoff. In addition to any other rights Obligee may have under law or in equity, if any amount shall at any time be due and owing by any Co-Maker to Obligee under this Agreement, Obligee is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (gen-eral or special, including but not limited to indebtedness evi-denced by certificates of deposit, whether matured or unma-tured) and any other indebtedness of Obligee owing to such Co-Maker and any other property of such Co-Maker held by Obligee to or for the credit or the account of such Co-Maker against and on account of the Secured Obligations and liabilities of such Co-Maker to Obligee under this Agreement; provided, however, that the foregoing shall not apply to Excluded
         Property and the restricted Bank Accounts identified in
         Schedule 7.17 of this Agreement.

         SECTION 12. MISCELLANEOUS

              12.1 Acknowledgment Regarding Certain Environmental Obli-gations. Each Subsidiary hereby acknowledges and agrees that the Secured Obligations includes Company's obligation under this Agreement to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and all other Environmental Laws and to indemnify and hold harmless Obligee and Collateral Agent from and against any and all liability arising out of, or in connection with the presence of Hazardous Materials at any property of Company or any Subsidiary given as security for the Secured Obligations, and each Subsidiary hereby expressly undertakes as Co-Maker the payment,










         performance and discharge of such obligations and liabilities of Company.

                    REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
























































              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      ATLANTIC GULF COMMUNITIES CORPO-
                                        RATION, a Delaware corporation



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Executive Vice President
                                              and Chief Financial Of-
                                              ficer


                                      AG TITLE CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      AGC CL-LIMITED PARTNER, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      AGC HOMES, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President















                                      AGC SANCTUARY CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      AG SANCTUARY OF ORLANDO, INC.



                                      By:     /s/ John H. Fischer
                                      Name:   John H. Fischer
                                      Title:  Vice President


                                      ATLANTIC GULF COMMUNITIES
                                        MANAGEMENT CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      ATLANTIC GULF COMMERCIAL REALTY,
                                        INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President























                                      ATLANTIC GULF COMMUNITIES
                                        SERVICE CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      ATLANTIC GULF OF TAMPA, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      ATLANTIC GULF REALTY, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      ATLANTIC GULF UTILITIES, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      CUMBERLAND COVE, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President















                                      ENVIRONMENTAL QUALITY LABORATORY
                                        INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      EQL ENVIRONMENTAL SERVICES, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      FIVE STAR HOMES, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      GENERAL DEVELOPMENT RESORTS, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      GENERAL DEVELOPMENT UTILITIES,
                                        INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President














                                      HUNTER TRACE DEVELOPMENT
                                        CORPORATION



                                      By: /s/ John H. Fischer
                                      Name:   John H. Fischer
                                      Title:  Vice President


                                      LAKESIDE DEVELOPMENT OF ORLANDO,
                                        INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      OCEAN GROVE, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      PANTHER CREEK CORP.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      REGENCY ISLAND DUNES, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President














                                      SABAL TRACE DEVELOPMENT
                                        CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      SUNSET LAKES DEVELOPMENT
                                        CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  Vice President


                                      TOWN & COUNTRY II, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President


                                      WEST BAY DEVELOPMENT CORPORATION
                                        (f/k/a Estero Pointe Development
                                        Corporation)



                                      By:     /s/ John H. Fischer
                                      Name:   John H. Fischer
                                      Title:  Vice President


                                      WINDSOR PALMS CORPORATION



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President












                                      AGC-SP, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President and Chief
                                                Executive Officer


                                      AGC-SP1, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President and Chief
                                                Executive Officer


                                      AGC-SP2, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President and Chief
                                                Executive Officer


                                      AGC-SP3, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President and Chief
                                                Executive Officer


                                      AGC-SP4, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President and Chief
                                                Executive Officer











                                      AGC-SP5, INC.



                                      By:     /s/ Thomas W. Jeffrey
                                      Name:   Thomas W. Jeffrey
                                      Title:  President and Chief
                                                Executive Officer


                                      AP-AGC, LLC, as Obligee



                                      By:     /s/ Ricardo Koenigsberger
                                      Name:   Ricardo Koenigsberger
                                      Title:  Vice President of Kronus
                                              Property, Inc., its Man-
                                              ager


                                      THE BANK OF NEW YORK,
                                        as Collateral Agent with
                                        respect to SP Sub Collateral



                                      By: /s/ Janalee R. Scott
                                      Name:   Janalee R. Scott
                                      Title:  Assistant Vice President



                                      FOOTHILL CAPITAL CORPORATION,
                                        as Collateral Agent with respect
                                        to Collateral other than SP Sub
                                        Collateral



                                      By: /s/ Benjamin Silver
                                      Name:   Benjamin Silver
                                      Title:  Assistant Vice President









                                      -113-